EXHIBIT 99.2

LOAN AND SECURITY AGREEMENT

by and between

CLARIENT, INC.

CLARIENT DIAGNOSTIC SERVICES, INC.

and

CLRT ACQUISITION, LLC

THE OTHER CREDIT PARTIES FROM TIME TO TIME PARTY HERETO

and

GENERAL ELECTRIC CAPITAL CORPORATION

Closing Date:  September 29, 2006

i

Exhibit A	–	Form of Revolving Note
Exhibit B	–	Form of Borrowing Base Certificate
Exhibit C	–	Form of Secretary’s Certificate
Exhibit D	–	Form of Solvency Certificate
Exhibit E	–	Form of CFO Certificate

Annex I	–	Intentionally Omitted
Annex II	–	Intentionally Omitted
Annex III	–	Intentionally Omitted
Annex IV	–	Cash Management System
Annex V	–	Conditions Precedent to Effectiveness of Agreement and Initial Extension of Credit
Annex VI	–	Post Closing Obligations
Annex VII	–	Financial Statements, Reports and other Documents
Annex VIII	–	Collateral Reports
Annex IX	–	Insurance
Annex X	–	Financial Covenants

v

Annex XI	–	My AccountSM Terms
Annex XII	–	Borrowing Base

Schedule 4.1	–	Organization and Good Standing
Schedule 4.5	–	Financial Statements
Schedule 4.7	–	Litigation
Schedule 4.10	–	Environmental Laws
Schedule 4.12	–	Subsidiaries; Capitalization
Schedule 4.16	–	Intellectual Property
Schedule 4.20	–	Places of Business
Schedule 4.22	–	Deposit and Disbursement Accounts
Schedule 8.1	–	Indebtedness
Schedule 8.2	–	Liens; Negative Pledges
Schedule 8.8	–	Purchase of Assets; Investments
Schedule 8.9	–	Transactions with Affiliates

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) is made as of September 29, 2006, by and between CLARIENT, INC., a Delaware corporation (“Clarient”), CLARIENT DIAGNOSTIC SERVICES, INC., a Delaware corporation (“Clarient Diagnostic”), and CLRT ACQUISITION, LLC, a Delaware limited liability company (“CLRT”; Clarient, Clarient Diagnostic and CLRT collectively referred to herein as the “Borrowers” and individually as a “Borrower”), the other Credit Parties from time to time party hereto, and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Lender”).

RECITALS

WHEREAS, Borrowers desire to establish certain financing arrangements with and borrow funds from Lender, and Lender is willing to establish such arrangements for and make loans and extensions of credit to Borrowers, on the terms and conditions set forth below.

WHEREAS, the parties desire to define the terms and conditions of their relationship and to reduce their agreements to writing.

I.
DEFINITIONS

A.            Defined Terms.  As used in this Agreement and each other Loan Document, unless otherwise specified herein or therein, the following terms shall have the meanings set forth below:

“Advance” has the meaning set forth in Section 2.1(a).

“Affiliate” means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the Stock of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, and (c) each of such Person’s officers, directors and joint venturers.  For the purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Loan and Security Agreement, as it may be amended, restated, increased, extended, renewed, modified or supplemented from time to time, together with all attachments, exhibits, schedules, annexes, riders and addenda, all of which are incorporated herein by this reference and made a part hereof.

 “Applicable Margin” means the interest rate margin applicable to a Base Rate Loan and LIBOR Loan, as the case may be.   The Applicable Margin for a Base Rate Loan shall be one-half of one percent (0.50%), and the Applicable Margin for a LIBOR Loan shall be three and one-quarter percent (3.25%).

“Balance Sheet Cash” has the meaning set forth in Annex X.

“Base Rate” means, for any day, a floating rate equal to the greater of (a) the rate published from time to time by The Wall Street Journal as the “Prime Rate” (or, if The Wall Street Journal ceases publishing a prime rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled “Selected Interest Rates” as the bank prime loan rate or its equivalent), and (b) the Federal Funds Rate plus 50 basis points per annum.  Any change in the Base Rate due to a change in the prime rate or the Federal Funds Rate shall be effective as of the opening of business on the effective day of such change in the prime rate or the Federal Funds Rate, respectively.

“Base Rate Loan” has the meaning set forth in Section 2.4.

“Blocked Account Agreement” has the meaning set forth in Annex IV.

“Blocked Accounts” has the meaning set forth in Annex IV.

“Books and Records” means all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, computer files, computer discs and other data and software storage and media devices, accounting books and records, financial statements (actual and pro forma), filings with Governmental Authorities and any and all records and instruments relating to the Collateral.

“Borrower” and “Borrowers” have the meanings set forth in the preamble to the Agreement.

“Borrower Account” has the meaning ascribed to it in Annex IV.

“Borrower Representative” means Clarient in its capacity as Borrower Representative pursuant to the provisions of Section 2.14.

“Borrowing Availability” means, at any time, the Revolving Loan Limit minus the amount of the Revolving Loan at such time.

“Borrowing Base” has the meaning set forth in Annex XII.

“Borrowing Base Certificate” means a certificate to be executed and delivered from time to time by Borrower Representative in the form attached to this Agreement as Exhibit B.

“Business Day” means any day on which financial institutions are open for business in the State of New York, excluding Saturdays and Sundays and in the case of any LIBOR Loan, a day that is also a LIBOR Business Day.

“Capital Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Capital Lease Obligation” means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

“CHAMPVA” means, the Civilian Health and Medical Program of the Department of Veteran Affairs, a program of medical benefits covering retirees and dependents of former members of the armed services administered by the United States Department of Veteran Affairs and all laws applicable thereto.

“Change of Control” means any event, transaction or occurrence as a result of which (a) Safeguard and other Permitted Holders cease to own and control all of the economic and voting rights associated with ownership of at least fifty-one percent (51%) of all classes of the outstanding capital Stock of Clarient on a fully diluted basis, (b) except pursuant to a merger of Clarient Diagnostic into Clarient as permitted by Section 8.7, Clarient ceases to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of Clarient Diagnostic, (c) except pursuant to a merger of a Subsidiary of any Borrower into such Borrower, as permitted by Section 8.7, either Clarient or Clarient Diagnostic ceases to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of any of its Subsidiaries that is a Credit Party hereunder, or (d) during any period of twelve consecutive calendar months, individuals (other than those directly appointed by Safeguard) who at the beginning of such period constituted the board of directors of Clarient (together with any new directors whose election by the board of directors of Clarient or whose nomination for election by the stockholders of Clarient was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office.

“Clarient Guaranty” means that certain Corporate Guaranty dated as of July 1, 2004, from Clarient in favor of General Electric Capital Corporation, as amended from time to time.

“Client Bill Payor” means any pathologist, oncologist or other medical or healthcare service provider through whom diagnostic services provided by Borrower are billed.

“Closing” and “Closing Date” mean the making of the initial Extension of Credit and the date on which such Extension of Credit is made, respectively.

“Closing Fee” has the meaning set forth in Section 2.5(a).

“CMS” means the Centers for Medicare and Medicaid Services.

“Collateral” means the property covered by the grant of the security interest set forth in Section 3.1, and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Lender to secure the Obligations.

“Collateral Documents” means the Pledge Agreement, the Guaranty, the Comerica Subordination Agreement, the Safeguard Subordination Agreement and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

“Collection Account” has the meaning set forth in Annex IV.

“Comerica Debt Documents” means that certain Loan Agreement, dated as of February 13, 2003, by and between Clarient and Subordinated Lender, as amended from time to time (the “Comerica Loan Agreement”) and all other Loan Documents (as such term is defined in the Comerica Loan Agreement) entered into in connection with the Comerica Loan Agreement.

“Comerica Reserve” means a Reserve in the amount of $155,000 on the Closing Date, which Reserve relates to certain outstanding and unpaid checks drawn against account number 189-2036953 maintained by Comerica Bank and subject to Section 4(d) of that certain Government Receivables Lockbox Account Agreement, dated September 29, 2006, by and among Clarient Diagnostic, Lender and Comerica Bank; provided, however, that the Comerica Reserve shall be terminated on February 28, 2007 to the extent that Comerica Bank’s obligation to pay such checks terminates on such date pursuant to such Government Receivables Lockbox Account Agreement.

“Comerica Subordination Agreement” means that certain Subordination Agreement, dated as of the date hereof, between Lender, the Borrowers and Subordinated Lender.

“Commitment” means the Lender’s Revolving Loan Commitment as set forth opposite the name of the Lender on the signature pages hereof.

“Commitment Termination Date” means the earliest of (a) September 29, 2008, (b) the date of termination of Lender’s obligation to make Advances or the date of acceleration of the maturity date of all or any portion of the Obligations, and (c) the date of indefeasible prepayment in full by Borrowers of the Loans and the permanent reduction of the Commitment to zero dollars ($0).

“Controlled Group” means all businesses that would be treated along with either Borrower as a single employer under Section 401(b) of ERISA.

“Credit Parties” means Borrowers and each Guarantor.

“Default” means any Event of Default or any event that, with the passage of time or the giving of notice or both, would become an Event of Default unless cured or waived.

“Default Rate” means, subject to Section 2.11, the rate of interest otherwise applicable to an Obligation plus two percent (2.00%) per annum, or if no such rate is provided with respect to any Obligation, the Base Rate, plus the Applicable Margin for Base Rate Loans, plus two percent (2.00%) per annum.

“EBITDA” has the meaning set forth in Annex X.

“Environmental Laws” means all Federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, relating to the regulation and protection of human health (other than Healthcare Laws), safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation).  Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.) (“CERCLA”); the Hazardous Material Transportation Act (49 U.S.C. §§ 1801 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.); the Resource Conservation and Recovery Act (42 U.S.C. §§ 6901 et seq.) (“RCRA”); the Toxic Substance Control Act (15 U.S.C. §§ 2601 et seq.); the Clean Air Act (42 U.S.C. §§ 740 et seq.); the Federal Water Pollution Control Act (33 U.S.C. §§_1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.) (“OSHA”); and the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.); and in the case of each of the foregoing, any and all regulations promulgated thereunder, all analogous state and local counterparts or equivalents and any transfer of ownership notification or approval statutes.

“Environmental Liability” means all liabilities, obligations, responsibilities, remedial actions, removal costs, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (including any portion thereof arising under any Environmental Law, permit, order or agreement with any Governmental Authority) and which relate to any health or safety condition regulated under any Environmental Law, Environmental Permits or in connection with any Release, threatened Release, or the presence of a Hazardous Material.

“Environmental Permits” means all permits, licenses, authorizations, certificates, approvals or registrations issued or required by any Governmental Authority under any Environmental Laws.

“Escrow Account” means deposit account number 49508-0219COL, maintained by Comerica Bank and subject to that certain Escrow Agreement, dated March 9, 2006, by and among Med One Capital, Inc., a Utah corporation, Clarient and Comerica Bank.

“Extension of Credit” means any and all extensions of credit to a Borrower under this Agreement, including without limitation all Advances.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

“Event of Default” has the meaning set forth in Section 9.1.

“Facility” means any of the leased or owned properties operated by any Borrower at which such Borrower or any of its employees performs Medical Services.

“Fiscal Year” means any of the annual accounting periods of Borrowers ending on December 31 of each year.

“GAAP” has the meaning set forth in Section 1.2.

“Government Account” means any Account that is payable by a Government Payor pursuant to (a) Medicare, (b) Medicaid, (c) TRICARE, (d) CHAMPVA, or (e) any other governmental program reasonably acceptable to the Lender in its sole discretion.

“Government Receivables Account Agreement” has the meaning set forth in Annex IV.

“Governmental Approval” means an authorization, consent, approval, license or exemption of, registration or filing with, or report or notice to, any Governmental Authority.

“Governmental Authority” means and includes any federal, state, District of Columbia, county, municipal, or other government and any political subdivision, department, commission, board, bureau, agency or instrumentality thereof, whether domestic or foreign.

“Government Payor” means any Government Authority or intermediary responsible for payment of an Account under Medicare, Medicaid, TRICARE, CHAMPVA, or any other governmental program.

“Guaranteed Obligations” means as to any Person, without duplication, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation (“primary obligation”) of any other Person in any manner; provided that the term Guaranteed Obligations shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Guaranteed Obligation at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

“Guarantors” means each Person, other than Borrowers, if any, which executes a guaranty in respect of the Obligations, or other similar agreement in favor of Lender in connection with the transactions contemplated by this Agreement and the other Loan Documents.

“Guaranty” means any guaranty executed by any Guarantor after the Closing Date in favor of Lender in respect of the Obligations.

“Hazardous Material” means any substances defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance, or similar term, by any Environmental Law or any Governmental Authority applicable to any Credit Party or its business, operations or assets.

“Hazardous Waste” has the meaning ascribed to such term in the Resource Conservation and Recovery Act (42 U.S.C. §§ 6901 et. seq.).

“Healthcare Laws” means, collectively, any and all federal, state or local laws, rules, regulations and administrative manuals, orders, guidelines and requirements issued under or in connection with Medicare, Medicaid or any other government payment program or any law governing the licensure of or regulating healthcare providers, the provision of management or administrative services in connection with the provision of services by healthcare providers, or the ownership or operation of a healthcare facility or payors or otherwise governing or regulating the provision of, or payment for, medical services, or the sale of medical supplies, including without limitation HIPAA.

“Highest Lawful Rate” means the maximum lawful rate of interest referred to in Section 2.11 that may accrue pursuant to this Agreement.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended or modified from time to time.

“Indebtedness” of a Person means at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person to pay the deferred purchase price of property or services incurred in the ordinary course of business if the purchase price is due more than six (6) months from the date the obligation is incurred, (d) all Capital Lease Obligations of such Person, (e) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, (f) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the issuance or sale of the same or substantially similar securities (or property), (g) all contingent or non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (h) all equity securities of such Person subject to repurchase or redemption otherwise than at the sole option of such Person, (i) all “earnouts” and similar payment obligations of such Person, (j) all Indebtedness secured by a Lien on any asset of such Person, whether or not such Indebtedness is otherwise an obligation of such Person, (k) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (l) all Guaranteed Obligations of such Person; and (m) all obligations of such Person to trade creditors incurred in the ordinary course of business and more than ninety (90) days past due.

“Information” means written data, reports, statements (including, but not limited to, financial statements delivered pursuant to or referred to in Annex VII), documents and other information, whether, in the case of any such in writing, the same was prepared by a Borrower or any other Person on behalf of such Borrower.

“Intellectual Property” means all of the following now owned or hereafter adopted or acquired by any Credit Party:  all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, licenses, and all goodwill, licenses or other rights with respect to the foregoing.

“Intercompany Note” has the meaning ascribed to it in Section 8.1(d).

“IRC” means the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

“Lender” has the meaning set forth in the preamble to the Agreement.

“Lien” means any mortgage, security deed, trust deed, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any lease having substantially the same practical effect as any of the foregoing).

“LIBOR” means for each day during any calendar month, a rate of interest determined by Lender equal to:

1.             the offered rate for deposits in Dollars for a period of one month that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the second full LIBOR Business Day next preceding the first day of such month (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

2.             a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is 2 LIBOR Business Days prior to the beginning of such month (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board) that are required to be maintained by a member bank of the Federal Reserve System.

If such interest rates shall cease to be available from Telerate News Service, LIBOR shall be determined from such financial reporting service or other information as shall be determined by Lender.  Notwithstanding the foregoing, LIBOR for the initial monthly period commencing on the Closing Date and ending on the last day of the calendar month immediately following the Closing Date shall be determined as of the date that is not later than the second Business Day preceding the Closing Date based upon a one month LIBOR period commencing on the first day of the calendar month immediately following the Closing Date.

“LIBOR Business Day” means a Business Day on which banks in the City of London, England are generally open for interbank or foreign exchange transactions.

“Liquidity Factors” has the meaning set forth in Annex XII.

“Litigation” has the meaning ascribed to it in Section 4.7.

“Loans” means the Revolving Loan.

“Loan Documents” means and includes this Agreement, each Collateral Document, each document listed on Annex V hereto and each and every other document or instrument now or hereafter delivered by the Borrowers or any other Credit Party to or at the request of the Lender in connection with this Agreement and the Obligations.

“Loan Management Fee” has the meaning set forth in Section 2.5(c).

“Lockbox” has the meaning set forth in Annex IV.

“Lockbox Account” means an account or accounts maintained at the Lockbox Bank into which all collections of Accounts are paid directly.

“Lockbox Bank” has the meaning set forth in Annex IV.

“LSF Documents” means the LSF Lease, the LSF Security Agreement, the Clarient Guaranty, the Reaffirmation Agreement and any other agreements and documents executed in connection therewith.

“LSF Lease” means that certain Master Lease Agreement, dated as of June 23, 2004, by and between Clarient Diagnostic and General Electric Capital Corporation, together with all amendments, schedules, addendums, other agreements and documents entered into from time to time in connection therewith, as the same may be amended, restated, supplemented or modified from time to time.

“LSF Reserve” means a Reserve in existence at all times in an amount equal to the lesser of (i) twenty percent (20%) of the then outstanding balance under the LSF Lease and (ii) one million dollars ($1,000,000).

“LSF Security Agreement” means that certain Master Security Agreement, dated as of July 15, 2003, by and between General Electric Capital Corporation and Clarient, together with any notes, schedules, amendments, addendums and other agreements or documents entered into from time to time in connection therewith, as the same may be amended, restated, supplemented or modified from time to time.

“Material Adverse Effect” means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any Litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, or properties of any Borrower individually or the Credit Parties taken as a whole, (b) the Lender’s ability to enforce its rights and remedies under the Loan Documents, or the ability of any Credit Party to perform its obligations under the Loan Documents to which it is a party, as applicable, (c) the legality, validity or enforceability of any Loan Document, or (d) the existence, perfection or priority of any Lien granted in the Collateral Documents or the value of the Collateral taken as a whole (including its value to the Lender as security for the Obligations).  If a fact or circumstance disclosed in the financial statements referred to in Section 4.5 or the Disclosure Schedules that, at the time of such disclosure, did not appear reasonably likely to have a Material Adverse Effect, should for any reason in the future have, or appear reasonably likely to have, a Material Adverse Effect, then a Material Adverse Effect shall be deemed to have occurred at such future time notwithstanding such prior disclosure.

“Medicaid” means, collectively, the healthcare assistance program established by Title XIX of the Social Security Act (42 U.S.C. §§1396 et seq.) and all laws applicable to such program  and plans for medical assistance enacted in connection with such program.

“Medical Services” means diagnostic or other healthcare services provided to a Patient, including, without limitation, diagnostic or other healthcare services provided to a Patient and performed by a Borrower which are covered by a policy of insurance issued by a Third Party Payor or billed through a Client Bill Payor.

“Medicare” means, the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. §§1395 et seq.) and all laws applicable to such program.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“Net Cash Proceeds” means with respect to any Stock disposition by any Borrower, the cash proceeds of such transaction net of commissions and other reasonable and customary transaction costs, fees, taxes and expenses properly attributable to such transaction and payable by Borrowers in connection therewith.

“Note” means the Revolving Loan Note.

“Obligations” means all indebtedness, liabilities, obligations, covenants and duties of the Borrowers and the other Credit Parties to the Lender of every kind, nature and description, direct or indirect, absolute or contingent, due or not due, in contract or tort, liquidated or unliquidated, arising under this Agreement or under the other Loan Documents, by operation of law or otherwise in connection with the transactions contemplated hereby, now existing or hereafter arising, and whether or not for the payment of money or the performance or non-performance of any act, including, but not limited to, all damages that Borrowers or any other Credit Party may owe to the Lender by reason of any breach by either Borrower or any other Credit Party of any representation, warranty, covenant, agreement or other provision of this Agreement or any of the other Loan Documents.  This term includes all principal, interest (including all interest, fees, expenses and all other amounts that accrue after the commencement of any case or proceeding by or against Borrowers in bankruptcy, whether or not allowed in such case or proceeding), fees, charges, expenses, attorneys’ fees and any other sum chargeable to Borrower or any other Credit Party under this Agreement or any of the other Loan Documents, including, without limitation, the payment of all amounts advanced by Lender to preserve, protect, defend, and enforce its rights under this Agreement and in the Collateral in accordance with the terms of this Agreement, and the payment of all expenses incurred by Lender in connection therewith.

“Olympus Agreement” means that certain OEM Agreement, dated as of April 1, 2005, by and between Clarient and Olympus America, Inc., Scientific Equipment Products Group, as amended, restated or replaced with a successor agreement from time to time.

“Olympus Obligations” means all obligations of Clarient under the Olympus Agreement.

“Olympus Reserve” means, on any date when the aggregate Olympus Obligations exceed $25,000, a Reserve equal to the aggregate amount of Olympus Obligations in excess of $25,000.

“Operating Cash Requirements” has the meaning set forth in Annex X.

“Organizational Documents” means, for any corporation, the certificate or articles of incorporation, the bylaws, or other similar organizational documents, any certificate of designation or instrument relating to the rights of preferred shareholders of such corporation, and any shareholder rights agreement in each case, as amended, restated or modified from time to time, and, for any entity other than a corporation, the equivalent of the foregoing, including, without limitation, the partnership agreement and the operating agreement (or comparable agreement) of any partnership or limited liability company, respectively.

“Outstanding Balance” has the meaning set forth in Annex XII.

“Patient” means any Person receiving Medical Services from a Borrower and all Persons legally liable to pay Borrowers for such Medical Services other than Third Party Payors.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any Plan, other than a Multiemployer Plan, that is subject to Section 412 of the IRC or Section 302 of ERISA.

“Permitted Contest” means, with respect to any Credit Party, a good faith contest by such Credit Party, by appropriate proceedings, of the validity or amount of any taxes, assessments, charges, claims, obligations or liabilities of such Credit Party; provided that (a) such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such items, (b) no Lien shall be imposed to secure payment of such items (other than tax Liens mandatorily imposed by law during the pendency of a Permitted Contest, provided that no such Lien is superior to any of the Liens securing the Obligations), (c) none of the Collateral becomes subject to forfeiture or loss as a result of such contest, (d) such Credit Party shall promptly pay or discharge such contested items and all additional charges, interest, penalties and expenses, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth above in clause (a), (b) and (c) of this definition are no longer met, and (e) the Lender has not advised Borrower in writing that the Lender reasonably believes that nonpayment or non-discharge thereof could have, or result in, a Material Adverse Effect.

“Permitted Holders” means Safeguard, Safeguard Delaware, Inc. and Safeguard Scientifics (Delaware), Inc.

“Permitted Liens” means (a) deposits or pledges to secure obligations under workmen’s compensation, social security or similar laws, or under unemployment insurance, (b) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, (c) mechanic’s, workmen’s, materialmen’s or other like Liens attaching only to Equipment and Real Property arising in the ordinary course of business with respect to obligations which are not due, or which are being contested in good faith by appropriate proceedings which suspend the collection thereof and in respect of which adequate reserves have been made in accordance with GAAP (provided that such proceedings do not, in Lender’s sole discretion, involve any substantial risk of the sale, loss or forfeiture of such property or assets or any interest therein), (d) Liens and encumbrances in favor of Lender, (e) Liens expressly permitted under clauses (b) and (c) of Section 8.2, (f) Liens permitted pursuant to the definition of “Permitted Contest,” (provided that no such Lien is superior to any of the Liens securing the Obligations), (g) attachment or judgment Liens not constituting an Event of Default under Section 8.1(k), and (h) Liens arising from any precautionary UCC financing statements filed against any Credit Party in connection with any true operating lease of such Credit Party.

“Person” means an individual, partnership, corporation, trust, joint venture, joint stock company, limited liability company, association, unincorporated organization, trust, Governmental Authority, or any other entity.

“Plan” means an employee benefit plan subject to the Employee Retirement Income Security Act of 1974.

“Pledge Agreement” means the Pledge Agreement of even date herewith executed by each Credit Party signatory thereto in favor of Lender pledging all (or such lesser amount as agreed to by Lender in writing) Stock of such Credit Party’s Subsidiaries, if any, and all Indebtedness owing to or held by it, including, without limitation, the Intercompany Note and any other pledge agreement entered into after the Closing Date by any Credit Party (as required by this Agreement or any other Loan Document).

“Private Third Party Payor” means any Third Party Payor that is not a Governmental Authority.

“Proceeds” means “proceeds,” as such term is defined in the Uniform Commercial Code and, in any event, shall include: (a) any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral by any Governmental Authority and (b) any claim against third parties for past, present or future infringement or dilution of any Intellectual Property.

“Prohibited Transaction” means a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the IRC that is not exempt under Section 407 or Section 408 of ERISA or Section 4975(c)(2) or (d) of the IRC or under a class exemption granted by the U.S. Department of Labor.

“Qualified Account” has the meaning given in Annex XII.

“Reaffirmation Agreement” means that certain Reaffirmation Agreement, dated as of  the date hereof, by and among the Borrowers and General Electric Capital Corporation.

“Real Property” means the real property owned, leased or subleased by any Credit Party.

“Release” means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials in the indoor or outdoor environment by such Person, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

“Reportable Event” means a “reportable event” as defined in Section 4043(c) of ERISA for which the notice requirements of Section 4043(a) of ERISA are not waived.

“Reserves” means the LSF Reserve, the Olympus Reserve (if applicable), the Comerica Reserve (if applicable) and any other reserves established by Lender against the Borrowing Base from time to time pursuant to Section 2.1(b) with respect to known or anticipated liabilities, offsets, or liquidity needs of Borrowers.

“Responsible Officer” means, with respect to any Person, any of the president, chief executive officer, chief financial officer or controller of such Person but, in any event, with respect to financial matters, any such officer that is responsible for preparing the financial statements delivered hereunder and, with respect to certain documents delivered on the Closing Date, the secretary or assistant secretary of such Person or any other duly elected officer responsible for maintaining the corporate and similar records of such Person.

“Restricted Payment” means, with respect to any Credit Party (a) any dividend, distribution, purchase or payment, or the incurrence of any liability to make any dividend, distribution, purchase or payment, of cash, property or assets in respect of Stock, including without limitation any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock (but not including any issuance of Stock in connection with the exercise of any warrants or options so long as no payments are made by any Credit Party to the holder thereof in connection therewith, other than for the reasonable and customary transaction costs (if any) incurred by such holder and paid to a non-Affiliate of the Credit Parties in connection with such issuance); (b) any purchase of or payment on or with respect to any Subordinated Debt; or (c) any payment (including without limitation the payment of management fees or fees of a similar nature), loan, contribution, or other transfer of funds or other property to any Affiliate other than as expressly permitted hereunder.

“Revolving Loan” means, at any time, the sum of the aggregate amount of Advances outstanding to the Borrowers.

“Revolving Loan Commitment” means the commitment of the Lender to make Advances up to a maximum aggregate amount of $5,000,000.

“Revolving Loan Limit” has the meaning set forth in Section 2.1(a).

“Revolving Loan Note” has the meaning set forth in Section 2.1(c).

“Safeguard” means Safeguard Scientifics, Inc., a Pennsylvania corporation.

“Safeguard Reimbursement Agreement” means that certain Reimbursement and Indemnity Agreement, dated as of August 1, 2005 by and between Safeguard and Clarient, in respect of certain Indebtedness owing to Safeguard by Clarient, as may be amended, restated, supplemented or otherwise modified, provided that the foregoing amendments, restatements, supplements or modifications are permitted by the Safeguard Subordination Agreement.

“Safeguard Subordination Agreement” means that certain Subordination Agreement, dated as of the date hereof, by and between Safeguard and Lender, in respect of Indebtedness owing to Safeguard by Borrowers.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital.  The amount of contingent liabilities (such as Litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Stock” means all shares, options, warrants, general or limited partnership interests, membership interests, equity interests or similar rights and all rights to acquire the same in any entity.

“Subordinated Debt” means the Indebtedness of Clarient, evidenced by the Comerica Debt Documents, which Indebtedness is unsecured and subordinated to the Obligations pursuant to the Comerica Subordination Agreement.

“Subordinated Lender” means Comerica Bank.

“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner.  Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of the Borrower.

“Temporary Cash Investments” means (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (iii) certificates of deposit maturing no more than one year from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior unsecured rating of “A” or better by a nationally recognized rating agency (an “A Rated Bank”), (iv) time deposits maturing no more than thirty (30) days from the date of creation thereof with A Rated Banks and (v) mutual funds that invest solely in one or more of the investments described in clauses (i) through (iv) above.

“Term” means the period from the Closing to the Commitment Termination Date.

“Termination Fee” means, in the event that this Agreement is terminated voluntarily, upon Default, or otherwise, a fee equal to (a) if the date of the termination of this Agreement occurs on or before the first anniversary of the Closing Date, two percent (2%) of the Commitment or (b) if the date of the termination of this Agreement occurs on or before the second anniversary of the Closing Date, one percent (1%) of the Commitment.

“Third Party Payor” means any Government Payor, Client Bill Payor, insurance company, health maintenance organization, professional provider organization or similar entity that is obligated to make payments on any Account.

“Trestle” means Trestle Holdings, Inc. and Trestle Acquisition Corp.

“Trestle Acquisition” means the acquisition of certain assets and the assumption of certain liabilities of Trestle, pursuant to that certain Asset Purchase Agreement dated as of June 19, 2006 (the “Trestle Purchase Agreement”), and the transactions contemplated in connection therewith.

“TRICARE” means, collectively, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation, and all laws applicable to such programs.

“UCC” means the Uniform Commercial Code as the same may, from to time, be in effect in the State of New York; provided that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender’s Lien on the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement or the other Loan Documents relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided, further, that to the extent that the Uniform Commercial Code of a particular jurisdiction is used to define a term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of such Uniform Commercial Code, then the definition of such term contained in Article or Division 9 of such Uniform Commercial Code shall control.

“Unused Line Fee” has the meaning set forth in Section 2.5(b).

B.            Accounting Terms and Determinations.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time in the United States (“GAAP”), applied on a basis consistent (except for changes concurred in by the Borrowers’ independent public accountants) with the most recent audited consolidated financial statements of the Borrowers delivered to the Lender; provided that, if:  (a) Borrower Representative notifies the Lender that the Borrowers wish to amend any provision of any Loan Document to eliminate the effect of any change in GAAP on the operation of such provision, or (b) the Lender notifies the Borrower Representative that the Lender wishes to amend any provision of any Loan Document for such purpose, then compliance with such provision shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Borrowers and the Lender.

C.            UCC Terms.  Unless otherwise specified herein, the following term have the meanings ascribed to them in the UCC, provided that if such term shall be defined differently in multiple divisions or articles of the UCC, the definitions for such terms specified in Article or Division 9 of the UCC shall control:  “Accounts,” “Account Debtor,” “Chattel Paper,” “Contracts,” “Deposit Accounts,” “Documents,” “Equipment,” “Fixtures,” “General Intangibles,” “Goods,” “Health-Care-Insurance Receivable,” “Instruments,” “Inventory,” “Investment Property,” “Letter-of-Credit Rights,” “Payment Intangible,” “Software” and “Supporting Obligations.”

D.            Other Definitional Provisions.  References in this Agreement to “Articles,” “Sections,” “Annexes” or “Exhibits” shall be to Articles, Sections, Annexes or Exhibits of or to this Agreement unless otherwise specifically provided.  Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or plural depending on the reference.  “Include,” “includes” and “including” shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import.  “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words on paper.  Except as otherwise expressly provided herein, references to any agreement or contract are to such agreement or contract, together with all exhibits and schedules thereto, as the same may be amended, restated, increased, extended, renewed, modified or supplemented from time to time in accordance with the terms hereof and thereof.  References to any Person include the successors and permitted assigns of such Person; provided that no Credit Party may assign its rights or obligations under any Loan Document without the prior written consent of the Lender.  References “from,” “through” or “to” any date, unless otherwise specified, mean “from and including,” “through and including,” and “to but excluding,” respectively.  References to any statute shall include any related regulations now or hereafter in effect, and any applicable judicial or administrative interpretations thereof and all amendments, modifications and supplements of the same and any successor statutes, regulations and interpretations.

II.
LOAN

A.            Revolving Loans.

1.             Commitment to Lend and Revolving Loan Limit.  Upon the terms and subject to the conditions hereof, from time to time during the Term, Lender agrees to advance funds to the Borrowers (each an “Advance”); provided that immediately after each such Advance is made (and after giving effect to any substantially concurrent application of the proceeds thereof to repay outstanding Advances or Obligations) the aggregate outstanding amount of such Advances shall not exceed the lesser of:

a.             the Revolving Loan Commitment, and

b.             the Borrowing Base,

(at any time, such lesser amount, the “Revolving Loan Limit”).  Within the limits and subject to the conditions specified in this Section 2.1 and elsewhere in this Agreement, the Borrower may borrow, repay Advances (without penalty or premium (except as set forth in Section 2.5(d)) and reborrow.

2.             Determination of Revolving Loan Limit and Reserves.  The Lender shall determine the Revolving Loan Limit based upon the most recent Borrowing Base Certificate delivered by Borrower Representative and such other information as may be available to Lender.  Lender shall have the right to establish or modify Reserves against the Borrowing Base or any component thereof from time to time, to adjust any of the criteria used to determine eligibility of any component of the Borrowing Base, to establish new such criteria, to set or revise applicable Liquidity Factors, and to adjust the Advance rate, in each case, in its sole discretion.  Each determination or action by the Lender made in accordance with this subsection (b) shall be conclusive and binding on the Borrowers.

3.             Revolving Note.  The Revolving Loan shall be evidenced by a single revolving note, substantially in the form of Exhibit A hereto (the “Revolving Loan Note”), dated the Closing Date in an aggregate principal amount equal to the Revolving Loan Commitment.

4.             Method of Borrowing.  A request for an Advance shall be made, or shall be deemed to be made, in the following manner:  (i) Borrower Representative shall provide Lender with a duly executed and completed Borrowing Base Certificate in the form of Exhibit B hereto, together with such additional information as Lender may request, not later than 12:00 p.m. (New York City time) on (x) the first (1st) Business Day, in the case of a Base Rate Loan and (y) the first (1st) Business Day, in the case of LIBOR Loans, prior to the date of the proposed Advance; and (ii) the becoming due of any amount required to be paid under this Agreement, whether as principal, interest or for any other Obligation, which such arising and unpaid Obligation shall be deemed to be a request for an Advance on the day following the due date in the amount required to pay such principal, interest or other Obligation if such was not paid by Borrowers on the due date.  Each Borrowing Base Certificate given by the Borrower Representative shall be irrevocable.  Any Borrowing Base Certificate received on any day that is not a Business Day, or on any Business Day after 12:00 p.m. (New York City time), shall be deemed received on the next succeeding Business Day.

5.             Disbursement of Advances.  Borrowers hereby irrevocably authorize Lender to disburse the proceeds of each Advance requested, or deemed to be requested, as follows:  (i) the proceeds of each Advance requested under Section 2.1(d)(i) shall be disbursed by Lender to the Borrower Account; and (ii) the proceeds of each Advance deemed to be requested under Section 2.1(d)(ii) shall be disbursed by Lender by way of direct payment of the relevant principal, interest or other Obligation.

B.            Reserved.

C.            Reserved.

D.            Interest.

1.             Accrual.  Each Loan shall bear interest on the outstanding principal amount thereof from the date of the applicable Loan until repaid in full, whether before or after default, judgment or the institution of proceedings under any bankruptcy, insolvency or other similar law.  Unless the Default Rate has been imposed, the Loans shall bear interest on the outstanding principal amount thereof at a rate per annum equal to (i) to the extent and so long as any Loan bears interest based on the Base Rate (a “Base Rate Loan”), the Base Rate as in effect from time to time plus the Applicable Margin, or (ii) to the extent and so long as any Loan bears interest based on LIBOR (a “LIBOR Loan”), LIBOR plus the Applicable Margin.

2.             Interest Options.  Subject to the provisions hereof, all or any portion of the Loans, upon written notice by the Borrower Representative, may be made as or converted into a Base Rate Loan or a LIBOR Loan; provided that the Borrower Representative shall no longer have the option to have the Loans bear interest based on LIBOR, and any outstanding LIBOR Loan shall be automatically converted into a Base Rate Loan at the end of the applicable interest period, if an Event of Default shall have occurred and be continuing and the Lender shall have determined in its sole discretion to suspend Borrowers’ LIBOR option.

3.             Post Default Interest.  During the period that any Event of Default shall have occurred and be continuing, at the election of the Lender, all Loans and other outstanding Obligations shall bear interest at the Default Rate.

4.             Payments.  Interest due pursuant to this Agreement shall be payable in arrears on the first Business Day of each month with respect to interest accrued through the last day of the preceding month, and when any portion of an Obligation shall be due (whether at maturity, by reason of prepayment or acceleration or otherwise), but only to the extent then accrued on the amount then so due.  Interest accruing at the Default Rate shall be payable on demand.

5.             Determination.  Each determination by Lender of the interest rate hereunder shall be conclusive and binding for all purposes.

E.             Fees.

1.             Borrowers unconditionally agree to pay to Lender, on the Closing Date, a non-refundable closing fee (the “Closing Fee”) equal to thirty-five thousand dollars ($35,000), which fee shall be fully-earned upon Closing.

2.             For each day during the Term, Borrowers unconditionally agree to pay to Lender, on a monthly basis and on the Commitment Termination Date, an unused line fee (the “Unused Line Fee”) at a rate per annum equal to 0.50% of the amount by which the Revolving Loan Commitment exceeds the aggregate outstanding principal balance of the Revolving Loans on each day of each calendar month hereunder.  The Unused Line Fee payable for any calendar month shall be payable in arrears on the first Business Day of the next succeeding calendar month.

3.             For so long as any Obligation remains outstanding, Borrowers unconditionally agree to pay to Lender in advance on the Closing Date and on each year anniversary thereafter, a loan management fee (the “Loan Management Fee”) in the amount of twelve thousand dollars ($12,000).

4.             On the effective date of any termination of this Agreement (including any voluntary termination by Borrower or any termination by Lender due to the occurrence of an Event of Default), Borrowers unconditionally agree to pay Lender (in addition to the then outstanding principal, accrued interest and other Obligations owing under this Agreement and any other Loan Documents), as yield maintenance for the loss of bargain and not as a penalty, an amount equal to the applicable Termination Fee.

F.             Computation of Interest and Fees.  All interest accruing hereunder and under the Note, and all Unused Line Fees accruing pursuant to Section 2.5, shall be calculated for any period on the basis of a 360-day year for the actual number of days elapsed during such period, including the first day but excluding the last day of such period.  All fees payable pursuant to Section 2.5 shall be fully earned when due and shall be non-refundable.

G.            Payments/Termination.

1.             Mandatory Prepayment.  The Obligations shall be due upon the earliest of: (a) the receipt by Borrowers or Lender of any payments on or proceeds from any of the Collateral or any Intellectual Property, to the extent of such payments or proceeds, (b) the Commitment Termination Date, and (c) the date that the aggregate outstanding principal balance of the Advances exceeds the Revolving Loan Limit, to the extent of such excess.

2.             Optional Prepayment/Termination.  Subject to the payment of the applicable Termination Fee, Borrower Representative may terminate the Revolving Loan Commitment at any time upon at least ten (10) Business Days (or such shorter period as Lender shall agree in writing) prior written notice to the Lender.

H.            General Provisions Regarding Payments.

1.             All payments (including prepayments) to be made by the Borrowers under any Loan Document, including payments of principal of and interest on the Note, fees, expenses and indemnities, shall be made without set-off or counterclaim and in immediately available funds to the Collection Account before 1:00 p.m. (New York City time) on the date when due.  If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.  Payments received prior to 1:00 p.m. (New York City time) on any Business Day shall be deemed to have been received on such Business Day.  Payments received after 1:00 p.m. (New York City time) on any Business Day, or at any time on a day that is not a Business Day, shall be deemed to have been received on the following Business Day.  For purposes of computing interest and fees hereunder, all payments received in the Collection Account (pursuant to the two preceding sentences) shall be subject to one (1) Business Day clearance period.

2.             So long as no Event of Default has occurred and is continuing, (i) payments consisting of proceeds of Accounts received in the ordinary course of business shall be applied to the Revolving Loan and (ii) payments matching specific scheduled payments then due shall be applied to those scheduled payments.  As to any other payment, and as to all payments made when an Event of Default has occurred and is continuing or following the Commitment Termination Date, Borrowers hereby irrevocably waive the right to direct the application of any and all payments received from or on behalf of Borrowers, and Borrowers hereby irrevocably agree that Lender shall have the continuing exclusive right to apply any and all such payments against the Obligations as Lender may deem advisable notwithstanding any previous entry by Lender in the Loan Account or any other books and records.  In the absence of a specific determination by Lender with respect thereto, payments shall be applied to amounts then due and payable in the following order: (1) to Fees and Lender’s expenses reimbursable hereunder; (2) to interest on the Loans, ratably in proportion to the interest accrued as to each Loan; (3) to principal payments on the Loans; and (4) to all other Obligations.

I.              Cash Management System.  The Credit Parties will establish and at all times maintain the cash management system described on Annex IV (the “Cash Management System”) and comply in all respects with the provisions thereof.  To the extent that any Credit Party receives Proceeds that are not deposited directly into the Lockbox Account, such Credit Party shall hold all such Proceeds in trust for Lender and shall promptly arrange for the deposit of such Proceeds into the Lockbox Account in accordance with the Cash Management System.

J.             Loan Account and Accounting.  The Lender shall maintain a loan account (the “Loan Account”) on its books to record all Advances, Loans, all payments made by the Borrowers, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations.  All entries in the Loan Account shall be made in accordance with the Lender’s customary accounting practices as in effect from time to time.  The balance in the Loan Account, as recorded on the Lender’s most recent printout or other written or electronic statement, shall, absent clear and convincing evidence to the contrary, be presumptive evidence of the amounts due and owing to Lender by the Borrowers; provided, however, that any failure to so record or any error in so recording shall not limit or otherwise affect the Borrowers’ duty to pay the Obligations.  The Lender shall render to the Borrower Representative a monthly accounting of transactions with respect to the Obligations setting forth the balance of the Loan Account.  Unless the Borrower Representative notifies the Lender in writing of any objection to any such monthly accounting (specifically describing the basis for such objection) within thirty (30) days after the date thereof, each and every such monthly accounting shall be deemed final, binding and conclusive upon the Borrowers in all respects as to all matters reflected therein.  Only those items expressly objected to in such notice shall be deemed to be disputed by the Borrowers.

K.            Interest Rate Limitation.  The parties intend to conform strictly to the applicable usury laws in effect from time to time during the Term.  Accordingly, notwithstanding any other provision of this Agreement, the aggregate of all interest that is contracted for, charged, or received under this Agreement or under any other Loan Document shall not exceed the maximum amount of interest allowed by applicable law (the “Highest Lawful Rate”), and any interest in excess of the Highest Lawful Rate shall be promptly credited to Borrowers by Lender (or, to the extent that such interest shall have been paid, such excess shall be promptly refunded to Borrowers by Lender).  All sums paid, or agreed to be paid, to Lender for the use, forbearance, and detention of the debt of Borrowers to Lender shall, to the extent permitted by applicable law, be allocated and spread on a pro rata basis throughout the full term of the Note.  If the rate of interest hereunder shall be limited to the Highest Lawful Rate pursuant to this Section 2.11, any subsequent reductions in the Base Rate or LIBOR shall not reduce the interest to accrue pursuant to this Agreement below the Highest Lawful Rate until the total amount of interest accrued equals the amount of interest that would have accrued if a varying rate per annum equal to the interest rate under the Note had at all times been in effect.

L.            Single Loan.  All Loans and other Extensions of Credit shall constitute one general Obligation of Borrowers, and shall be secured by Lender’s Lien upon all of the Collateral.

M.           Use of Proceeds.  The proceeds of Advances under the Loans shall be used solely for working capital and other general corporate purposes to the extent not prohibited by the terms of this Agreement.

N.            Appointment of Borrower Representative.  Each Borrower hereby designates Clarient as its representative and agent on its behalf for the purposes of issuing Advances and Borrowing Base Certificates, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents.  Borrower Representative hereby accepts such appointment.  Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice of communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers.  Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

III.
COLLATERAL

A.            Generally.  As security for the payment and performance of all Obligations, including, without limitation: (a) indebtedness evidenced under the Note, repayment of Revolving Loans, advances and other extensions of credit, all interest, fees and charges owing by Borrowers (including, without limitation, the Termination Fee) and all other liabilities and obligations of every kind or nature whatsoever of the Credit Parties to Lender, whether now existing or hereafter incurred, joint or several, matured or unmatured, direct or indirect, primary or secondary, related or unrelated, due or to become due, including, without limitation, any extensions, modifications, substitutions, increases and renewals thereof, and whether incurred or arising before or after the filing of any proceeding by or against Borrowers under the United States Bankruptcy Code (including, without limitation, any interest, fees, expenses and other amounts accruing after the commencement of any such proceeding without regard to whether or not such interest is an allowed claim in such proceeding), (b) the payment of all amounts advanced by Lender to preserve, protect, defend, and enforce its rights under this Agreement and in the following property in accordance with the terms of this Agreement, and (c) the payment of all expenses incurred by Lender in connection therewith, each Credit Party hereby assigns and grants to Lender a continuing Lien on and security interest in, upon and to all assets and personal property of such Borrower, including, without limitation, the following property whether now owned or hereafter acquired or arising (the “Collateral”):

a.             all of such Credit Party’s Accounts, and all of such Credit Party’s money, contract rights, chattel paper, documents, deposit accounts, operating accounts, bank accounts, securities, investment property and instruments with respect thereto, and all of such Credit Party’s rights, remedies, security, Liens and supporting obligations, in, to and in respect of the foregoing, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guaranties or other contracts of suretyship with respect to such Accounts, deposits or other security for the obligation of any Account Debtor, and credit and other insurance;

b.             to the extent not listed above, all of such Credit Party’s money, securities, investment property, deposit accounts, operating accounts, bank accounts, instruments and other property and the proceeds thereof that are now or hereafter held or received by, in transit to, in possession of, or under the control of Lender or a bailee or Affiliate of Lender, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

c.             to the extent not listed above, all of such Credit Party’s now owned or hereafter acquired deposit accounts, operating accounts, bank accounts, into which Accounts or the proceeds of Accounts are deposited, including the Lockbox, the Lockbox Account or any other lockbox account or blocked account and any contract rights in the foregoing.

d.             all of such Credit Party’s right, title and interest in, to and in respect of all goods relating to, or which by sale have resulted in, Accounts, including, without limitation, all goods described in invoices or other documents or instruments with respect to, or otherwise representing or evidencing, any Account, and all returned, reclaimed or repossessed goods;

e.             all of such Credit Party’s general intangibles (including, without limitation, payment intangibles but excluding all Intellectual Property) and other property of every kind and description with respect to, evidencing or relating to its Accounts, including, without limitation, all existing and future customer lists, choses in action, claims, books, records, ledger cards, contracts and contract rights, permits, formulae, tax and other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies, all licenses, certifications, authorizations and approvals, and the rights of such Credit Party thereunder, issued by any governmental, regulatory, or private authority, agency, or entity whether now owned or hereafter acquired, together with all cash and non-cash proceeds and products thereof, and computer programs, information, software, records, and data, in each case, as the same relates to the Accounts;

f.              all of such Credit Party’s other money, securities, investment property, deposit accounts (and all funds and other deposits therein), other bank accounts (and all funds and other deposits therein), instruments, documents, supporting obligations and chattel paper;

g.             all of such Credit Party’s letter-of-credit rights and commercial tort claims;

h.             all of such Credit Party’s now owned or hereafter acquired inventory of every description which is held by such Credit Party for sale or lease or is furnished by such Borrower under any contract of service or is held by such Credit Party as raw materials, work in process or materials used or consumed in a business, wherever located, and as the same may now and hereafter from time to time be constituted;

i.              all of such Credit Party’s now owned or hereafter acquired machinery, equipment, computer equipment, tools, tooling, furniture, fixtures, goods, supplies, materials, work in process, whether now owned or hereafter acquired, together with all additions, parts, fittings, accessories, special tools, attachments, and accessions now and hereafter affixed thereto and/or used in connection therewith, all replacements thereof and substitutions therefor; and

j.              to the extent not listed above as original collateral, all Proceeds (including, without limitation, insurance Proceeds) and products of any and all of the foregoing, and all accessions thereto, substitutions for or replacements of and rents and profits from any and all of the foregoing.

Notwithstanding anything herein to the contrary, this Section 3.1 shall not constitute a grant of a security interest in (a) any property that constitutes Hazardous Waste, (b) any inventory purchased by the Borrowers from Olympus America, Inc. Scientific Equipment Products Group pursuant to the Olympus Agreement (but only for so long a grant of a security interest in such inventory is prohibited by the Olympus Agreement), or (c) any lease, license, contract permit or agreement to the extent that such grant of a security interest is prohibited by or constitutes a breach or default under such lease, license, contract, permit or agreement, except to the extent that such term in such lease, license, contract, permit or agreement providing for such prohibition, breach or default is ineffective under applicable law (including, without limitation, sections 9-406, 9-407, 9-408 or 9-409 of the UCC); provided, however, that the limitation in the foregoing clause (b) shall not affect, limit, restrict or impair the grant by any Credit Party of a security interest pursuant to this Agreement in any Account or any money or other amounts due or to become due under any such lease, license, contract, permit or agreement or in the Proceeds from the sale or disposition of any such lease, license, contract, permit or agreement; and provided, further, that the limitation in the foregoing clause (b) shall be applicable only for so long as a grant of a security interest in any such lease, license, contract permit or agreement is prohibited by or constitutes a breach or default under such lease, license, contract, permit or agreement.

B.            Lien Documents.  At Closing and thereafter as Lender deems necessary in its sole discretion, the Credit Parties shall execute and deliver to Lender, or have executed and delivered (all in form and substance satisfactory to Lender in its sole discretion) any agreements, documents, instruments, and writings deemed necessary by Lender or as Lender may otherwise request from time to time in its sole discretion to evidence, perfect, or protect Lender’s Lien and security interest in the Collateral required under this Agreement.  Each Credit Party hereby authorizes Lender to file one or more financing statements and amendments thereto and continuation statements therefor covering the Collateral and naming each Credit Party as debtor and Lender as secured party.  Each Credit Party acknowledges that it is not authorized to file any financing statement or amendment or any termination statement with respect to any financing statement filed against such Credit Party by Lender and each Credit Party agrees that it will not do so without the prior written consent of Lender.

C.            Collateral Administration.

1.             All Collateral (except deposit accounts) shall at all times be kept by each Credit Party at its principal office(s) or other locations as set forth on Schedule 4.20 and shall not be moved from such locations (other than in transit between any such locations or to a purchaser) without (i) providing prior written notice to Lender in accordance with Section 7.12, and (ii) obtaining the prior written consent of Lender, which consent shall not be unreasonably withheld.

2.             The Credit Parties shall keep accurate and complete Books and Records of its Accounts and all payments and collections thereon and shall submit to Lender on such periodic basis as Lender shall reasonably request a sales and collections report for the preceding period, in form satisfactory to Lender.  In addition, if Accounts (as described in the most recently delivered Borrowing Base Certificate) in an aggregate face amount in excess of $100,000 become ineligible because they fall within one of the specified categories of ineligibility set forth in the definition of Qualified Accounts or otherwise, the Credit Parties shall notify Lender of such occurrence and the specified categories of ineligibility set forth in the definition of Qualified Accounts or otherwise within five (5) Business Days after any Responsible Officer of such Credit Party has knowledge of such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence; provided, however, that without limiting the foregoing, in the event that the Credit Parties compromise or settle any claims in accordance with Section 4.21(i) hereof, the Credit Parties shall notify Lender of such occurrence and provide Lender an updated Borrowing Base Certificate within three (3) Business Days after any Responsible Officer of such Credit Party has knowledge of such occurrence, and the Borrowing Base shall thereupon be adjusted to reflect such occurrence

3.             Whether or not a Default has occurred, any of Lender’s officers, employees or agents shall have the right, at any time or times hereafter, in the name of Lender or any designee of Lender or the Credit Parties, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise, and to communicate directly with the applicable regulatory agency and officials thereof for purposes of verifying same and informing said agency or official of any pending Default hereunder.  The Credit Parties shall cooperate fully with Lender in an effort to facilitate and promptly conclude such verification process.

4.             To expedite collection, the Credit Parties shall endeavor in the first instance to make collection of its Accounts for Lender.  Lender shall have the right, after the occurrence and during the continuance of an Event of Default, to notify Account Debtors (other than Government Payors) that Accounts have been pledged to Lender and that payment of such Accounts shall be made directly by such Account Debtors to Lender (and once such notice has been provided to an Account Debtor, the Credit Parties shall not provide any contrary instructions to such Account Debtor without Lender’s prior written consent).

5.             The Credit Parties shall bear the risk of loss on all Collateral, regardless of whether such Collateral is in the possession or control of any Credit Party, Lender, a bailee or any other Person; provided, however, that Lender shall use reasonable care with respect to the Collateral in its possession or under its control.  The Lender shall be deemed to have exercised reasonable care in the custody of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Lender accords its own property.

D.            Other Actions.  In addition to the foregoing, each Credit Party:

1.             shall provide prompt written notice in form and substance reasonably satisfactory to Lender to each Private Third Party Payor that either is currently an Account Debtor or becomes an Account Debtor at any time following the date of this Agreement that directs each such Account Debtor to make payments into the appropriate Lockbox or Lockbox Account (as applicable), and hereby authorizes Lender, upon such Credit Party’s failure to send such notices within ten (10) days after the date of this Agreement (or ten (10) days after the date of this Agreement (or ten (10) days after the Private Third Party Payor becomes an Account Debtor), to send any and all similar notices to such Private Third Party Payors;

2.             shall do anything further that may be lawfully required by Lender to secure Lender and effectuate the intentions and objects of this Agreement, including, without limitation, the execution and delivery of lockbox agreements, account control agreements, pledge agreements, continuation statements, amendments to financing statements, and any other documents required under this Agreement;

3.             at Lender’s request, shall immediately deliver to Lender all items for which Lender must receive possession to obtain a perfected security interest (in each case, accompanied by stock powers, endorsements, allonges or other instruments of transfer duly executed in blank);

4.             shall, on Lender’s demand, deliver to Lender all notes, certificates, and documents of title, chattel paper, warehouse receipts, instruments, and any other similar instruments constituting Collateral;

5.             shall, on Lender’s request, where Collateral is in the possession of a third party, join with Lender in notifying the third party of Lender’s security interest and obtaining an acknowledgement from the third party that it is holding the Collateral for the benefit of Lender;

6.             shall cooperate with Lender in obtaining control (pursuant to written agreements establishing such control in form and substance reasonably satisfactory to Lender) with respect to Collateral consisting of items such as deposit accounts, investment property, letter of credit rights and electronic chattel paper for which control is required in order to perfect a security interest;

7.             shall not create any chattel paper without placing a legend on the chattel paper acceptable to Lender indicating that Lender has a security interest in the chattel paper; and

8.             shall promptly, and in any event within five (5) Business Days after the same is acquired by such Credit Party, notify Lender of any commercial tort claim acquired by such Credit Party which could reasonably be expected to result in the payment of damages to such Credit Party in excess of $25,000, and unless otherwise consented to in writing by Lender, such Credit Party shall enter into a written supplement to this Agreement (in form and substance satisfactory to Lender) granting to Lender a security interest in such commercial tort claim as additional Collateral for the Obligations.

Notwithstanding the foregoing, in no event shall any Credit Party be required to direct any Government Payor to make payment on any Government Account directly to Lender or to any Lockbox, Lockbox Account or other deposit account other than a Lockbox and Lockbox Account subject only to a Government Receivables Account Agreement.

E.             Searches.  Before Closing, and thereafter (as and when determined by Lender in its sole discretion, Lender shall be entitled to perform the searches described in clauses (a), (b) and (c) below against the Credit Parties (the results of which shall be consistent with the Credit Parties representations and warranties under this Agreement and otherwise acceptable to Lender), all at Credit Parties expense:

1.             UCC searches with the Secretary of State and local filing offices of each jurisdiction where any Credit Party maintains its executive offices, a place of business, or assets and the jurisdiction in which any Credit Party is organized;

2.             judgment, federal and state tax lien, and corporate and partnership tax lien searches, in each jurisdiction searched under clause (a) above; and

3.             searches of applicable corporate, limited liability company, partnership and related records to confirm the continued existence, organization and good standing of any Credit Party, and the exact legal name under which any Credit Party is organized.

F.             Power of Attorney.  Subject to any applicable Medicare/Medicaid laws, rules and regulations, each of the officers of Lender is hereby irrevocably made, constituted and appointed the true and lawful attorney for each Credit Party (without requiring any of them to act as such) with full power of substitution to do the following: (a) endorse the name of such Credit Party upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to such Credit Party and constitute collections on such Credit Party’s Accounts; (b) execute in the name of such Credit Party any schedules, assignments, instruments, documents, and statements that such Credit Party is obligated to give Lender under this Agreement; (c) take any action such Credit Party is required to take under Section 3.4 above; and (d) do such other and further acts and deeds in the name of such Credit Party that Lender may deem necessary or desirable to enforce its rights in and to any Account or other Collateral or perfect Lender’s security interest or Lien in any Collateral.  In addition, if such Credit Party breaches its obligation to direct payments of the Account proceeds of other Collateral to the Lockbox Account as required by this Agreement, Lender, as the irrevocably made, constituted and appointed true and lawful attorney for such Borrower pursuant to this paragraph, may, by the signature or other act of any officers of Lender (without requiring any of them to do so), direct any federal, state or private payor or fiscal intermediary to pay proceeds of the Collateral to such Credit Party by directing payment to the Lockbox Account, subject to any applicable Medicare/Medicaid laws, rules and regulations.  On the Closing Date, each Credit Party shall execute and deliver a separate written power of attorney in form and substance reasonably satisfactory to Lender (the “Power of Attorney”), and the power of attorney granted pursuant to the Power of Attorney and all other powers of attorney granted in this Section 3.6 are powers coupled with an interest and shall be irrevocable so long as such Credit Party may borrow under this Agreement or any Obligations remain outstanding and unpaid.  The powers conferred on Lender under the Power of Attorney or this Section 3.6 are solely to protect Lender’s interest in the Collateral and shall not impose any duty upon Lender to exercise any such powers.  Lender agrees and promises that (i) it shall not exercise any power or authority granted under the Power of Attorney or this Section 3.6 unless a Default has occurred and is continuing, and (ii) Lender shall only exercise the powers and authorities granted under the Power of Attorney or this Section 3.6 in respect of Collateral; provided, however, except as otherwise required by applicable law, Lender shall not have any duty as to any Collateral (other than as provided in Section 3.3(e)) and Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers or authorities.

G.            License to Intellectual Property.  For the purpose of enabling Lender to exercise its rights and remedies under the Loan Documents, each Credit Party hereby grants to Lender an irrevocable, non-exclusive license (exercisable upon the occurrence and during the continuance of an Event of Default without payment of royalty or other compensation to such Credit Party) to use, license or sublicense any Intellectual Property now owned, licensed to (but only to the extent that any such sub-license would not cause a breach of such license and such sub-license would be created without any additional effort by or cost to the Credit Parties), or hereafter acquired by such Credit Party, and wherever the same may be located, and including in such license access to all media in which any of such licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof; provided, however, that such license will terminate upon the termination of the Lender’s Liens in the Collateral.

IV.
REPRESENTATIONS AND WARRANTIES

Each Credit Party hereby represents and warrants the following to Lender:

A.            Organization and Good Standing.  Each Credit Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in a Material Adverse Effect, (c) has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, (d) has all organizational powers necessary for the conduct of its business as now conducted or hereafter proposed to be conducted, and (e) is in full compliance with all provisions of its Organizational Documents.  The exact legal name (as set forth on the public record of such jurisdiction of organization that shows each Credit Party to have been organized), type of entity, jurisdiction of organization, federal tax identification number and fiscal year of Borrowers is as set forth on Schedule 4.1.

B.            Governmental Approvals, Compliance with Laws and Compliance with Agreements with Third Parties.  Each Credit Party possesses in full force and effect all Governmental Approvals necessary for the conduct of its business and is in compliance in all material respects with all provisions of all applicable law, including Healthcare Laws.

C.            Organizational and Governmental Approvals; No Contravention.  The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party (a) are within its organizational powers, (b) have been duly authorized by all necessary organizational action, (c) require no Governmental Approval (other than the filing of UCC financing statements and such other filings as have been made and are in full force and effect), (d) do not contravene, or constitute a default under (i) any provision of applicable law, (ii) the Organizational Documents of such Credit Party or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon such Credit Party, and (e) do not result in the creation or imposition of any Lien (other than the Liens created by the Collateral Documents) on any asset of any such Credit Party.

D.            Binding Effect; Liens.

1.             Each Loan Document to which any Credit Party is a party constitutes a legal, valid and binding agreement of such Credit Party in each case enforceable in accordance with its terms, subject only to (i) the effect of any applicable bankruptcy, fraudulent transfer, moratorium, insolvency, reorganization or other similar laws affecting the rights of creditors generally and (ii) the effect of general principles of equity whether applied by a court of equity or law.

2.             The security interests granted pursuant to this Agreement, upon completion of the filings and other actions specified in Section 3.2, will constitute valid, perfected security interests in all of the Collateral in favor of the Lender, prior to all other Liens other than Permitted Liens.

E.             Financial Statements.  All of the financial statements of Borrowers that have been previously delivered to Lender (i) present fairly, in all material respects and in accordance with GAAP consistently applied throughout the periods involved (except for such changes in GAAP as are disclosed therein), the consolidated and consolidating financial position of the Credit Parties as at their respective dates and the consolidated and consolidating income, shareholders’ equity, results of operations and cash flows of the Credit Parties for the respective periods to which such statements relate (except, in the case of unaudited interim financial statements, for the absence of footnotes and normally recurring year-end adjustments), (ii) present Information that is true, correct and complete in all material respects and (iii) reflect that, except as disclosed or reflected in such financial statements or as set forth on Schedule 4.5, as at December 31, 2005, no Credit Party has any liabilities, contingent or otherwise, nor any unrealized or anticipated losses, that, singly or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

F.             Material Adverse Effect.  Since December 31, 2005, (a) no Credit Party has incurred any obligations, contingent or non-contingent liabilities, long-term leases or unusual forward or long-term Commitment that (i) as of the Closing Date, are not reflected in the financial statements delivered at Closing or (ii) as of any date after the Closing Date, are not reflected on the most recently delivered financial statements delivered after the Closing Date pursuant to clause (c) of Annex VII, and that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party’s assets and no law or regulation applicable to any Credit Party has been adopted that has had or could reasonably be expected to have a Material Adverse Effect, (c) no Credit Party is in default and, to each Credit Party’s knowledge, no third party is in default under any material contract, material lease or other material agreement or material instrument, and (d) no event has occurred, that alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

G.            Litigation.  Except as set forth on Schedule 4.7, there is no action, claim, lawsuit, demand, investigation or proceeding (collectively, “Litigation”) pending against, or to the knowledge of any Credit Party, threatened against or affecting any Credit Party or its property, before any court or arbitrator or any Governmental Authority which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

H.            Due Diligence; Full Disclosure.  None of the Information (financial or otherwise) furnished by or on behalf of any Credit Party to the Lender hereunder or in connection with the Loan Documents or any of the transactions contemplated here or thereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in the light of the circumstances under which such statements were made.

I.              Ownership of Property, Liens.  Each Credit Party is the lawful owner of, has good and marketable title to and is in lawful possession of, or has valid leasehold interests in, all properties and other assets (real or personal, tangible, intangible or mixed) purported to be owned or leased, as the case may be, by such Credit Party on the most recent balance sheet referred to in Section 4.5 or, if more recent, delivered pursuant to Annex VII, and none of such Credit Party’s properties or assets is subject to any Liens, except Permitted Liens.

J.             Environmental Laws.  Except as set forth on Schedule 4.10, each Credit Party and its respective operations are (a) in compliance with the requirements of all Environmental Laws and (b) to such Credit Party’s knowledge, not the subject of any federal, state or local investigation evaluating whether any remedial action is needed to respond to a Release or the use of any Hazardous Materials in any of its products or manufacturing operations, which noncompliance or remedial action could reasonably be expected to have a Material Adverse Effect.

K.            ERISA.  Each member of the Controlled Group has fulfilled its obligations under the minimum funding standards of ERISA and the IRC with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the IRC with respect to each Plan.  No member of the Controlled Group has (i) sought a waiver of the minimum funding standard under Section 412 of the IRC in respect of any Pension Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the IRC or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

L.            Subsidiaries; Capitalization.  No Credit Party has any Subsidiaries other than as set forth on Schedule 4.12.  Schedule 4.12 sets forth the correct legal name and jurisdiction and type of organization of each Subsidiary of Credit Party.  The authorized Stock of each of the Credit Parties is as set forth on Schedule 4.12.  All issued and outstanding Stock of each of the Credit Parties is duly authorized and validly issued, fully paid, non-assessable, free and clear of all Liens other than those in favor of Lender, and such Stock was issued in compliance with all applicable laws.  The identity of the holders of the Stock of each Credit Party, other than Clarient, and the percentage of their fully-diluted ownership of the Stock of each Credit Party is set forth on Schedule 4.12.  Notwithstanding anything to the contrary in the foregoing, as of the Closing Date, Safeguard and the Permitted Holders own and control 51.7%, (or a variation thereof of no more than 0.1% less than or in excess of such percentage), of the outstanding Stock of Clarient on a fully-diluted basis.  No Stock of any Credit Party, other than that described above, is issued and outstanding.  Except as set forth on Schedule 4.12, as of the Closing Date there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Credit Party of any Stock of any such entity (provided that the foregoing shall not preclude the exercise of any warrants by the holder thereof and any Credit Party’s compliance with such exercise so long as no payments are made by any Credit Party to the holder thereof in connection therewith (other than the reasonable and customary transaction costs (if any) incurred by such holder and paid to non-Affiliates of the Credit Parties, in connection with such exercise), in accordance with the terms of the respective warrant).  All outstanding Indebtedness and Guaranteed Indebtedness of each Credit Party as of the Closing Date (except for the Obligations) is set forth on Schedule 8.1; provided, however, than an inaccuracy in the principal amounts of Indebtedness and Guaranteed Obligations disclosed on Schedule 8.1 that is less than $25,000 in the aggregate shall not constitute a Default under this Section 4.12.

M.           Government Regulations.  No Credit Party is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940.  No Credit Party is subject to regulation under the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder.

N.            Margin Regulations.  No Credit Party is engaged, nor will it engage, principally or as one of its activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”).  No Credit Party owns any Margin Stock and none of the proceeds from the Loans have been or will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans under this Agreement to be considered a “purpose credit” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve Board.  No Credit Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

O.            Taxes.  All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority prior to delinquency, and all taxes, assessments and other charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding such amounts which are the subject of a Permitted Contest.  Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in compliance with applicable laws, and such withholdings have been timely paid to the respective Governmental Authorities.

P.            Intellectual Property.  Each Credit Party owns or has rights to use all Intellectual Property material to the conduct of its business as now conducted by it or proposed to be conducted by it without (to each Credit Party’s knowledge) actual or claimed infringement upon, in any material respect, the rights of third parties, and each patent, trademark, copyright and license for the same is set forth, together with application or registration numbers, as applicable, on Schedule 4.16.

Q.            Solvency.  Both before and after giving effect to (a) the Extensions of Credit to be made on the Closing Date or such other date as an Extension of Credit requested hereunder is made and the pledge of assets as security therefor by the Borrowers, (b) the disbursement of the proceeds of such Extensions of Credit pursuant to the instructions of the Borrower Representative, (c) the consummation of the transactions contemplated herein, and (d) the payment and accrual of all transaction costs in connection with the foregoing, and taking into consideration all rights of contribution and reimbursement by and among the Credit Parties, each Credit Party is Solvent.

R.            Brokers.  No broker or finder acting on behalf of any Credit Party brought about the obtaining, making or closing of this Agreement and the credit provided thereunder, and no Credit Party has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

S.            Patriot Act.  The Borrowers, each Subsidiary of the Borrowers and (to each Credit Party’s knowledge) each of their Affiliates are in compliance with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (b) the Uniting And Strengthening America By Providing Appropriate Tools Required to Intercept And Obstruct Terrorism (USA Patriot Act of 2001, Pub. L. No. 107-56, 115 stat. 272 (2001)) and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations.  No part of the proceeds of the Loan will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

T.            Places of Business.  As of the Closing Date, the only places of business of the Credit Parties (including the identity of the owner of record of each such premises), and the places where the Credit Parties keep and intend to keep the Collateral and records concerning the Collateral, are at the addresses set forth on Schedule 4.20.  Each Credit Party’s chief executive office is located in the state and at the address shown on Schedule 4.20.

U.            Accounts.  Lender may rely, in determining which Accounts are Qualified Accounts, on all statements and representations made by Borrowers with respect to any Account or Accounts.  Unless otherwise indicated in writing to Lender, with respect to each Qualified Account, each Borrower represents that:

1.             the Account is genuine and in all respects what it purports to be, and is not evidenced by a judgment;

2.             the Account arises out of a completed, bona fide sale and delivery of goods or rendition of Medical Services by such Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts, certification, participation, Permit, or other documents relating thereto and forming a part of the contract between such Borrower and the Account Debtor;

3.             the Account is for a liquidated amount as stated in a claim or invoice covering such sale or rendition of Medical Services, a copy of which claim or invoice has been furnished or is available to Lender;

4.             there are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the claim or invoice and statements delivered to Lender with respect thereto;

5.             to the best of such Borrower’s knowledge, (i) the Account Debtor under the Account had the capacity to contract at the time any contract or other document giving rise to the Account was executed, and (ii) such Account Debtor is solvent;

6.             to the best of such Borrower’s knowledge, there are no proceedings or actions which are pending or threatened against any Account Debtor under the Account which could reasonably be expected to result in any material adverse change in such Account Debtor’s financial condition or the collectibility of such Account;

7.             the Account has been billed and forwarded to the Account Debtor for payment in accordance with applicable laws and compliance and conformance with any and requisite procedures, requirements and regulations governing payment by such Account Debtor with respect to such Account, and such Account if due from a Government Payor is properly payable directly to such Borrower;

8.             Lender has a perfected, first-priority security interest in such Accounts to secure the Obligations;

9.             such Borrower has not made, and will not make, any agreement with any Account Debtor for any extension of the time for payment of the Account, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefore, or any deduction therefrom; provided, however, that such Borrower may make such agreements, compromises or settlements subject to satisfaction of each of the following conditions: (a) no Event of Default exists or would be caused thereby, (b) no such agreement, compromise or settlement may cause the aggregate outstanding principal amount of the Revolving Loans, at any time, to exceed the Borrowing Base at such time, (c) Borrowers shall give the notice required under Section 3.3(b) hereof, and (d) amounts so reduced, in each such case, shall be made on an arms-length basis, in the ordinary course of business, and consistent with past practices; and

10.           such Borrower has obtained or is using its best efforts to obtain all certificates of need, Medicaid and Medicare provider numbers, license, permits and authorizations that are necessary in the generation of such Accounts.

V.            Deposit and Disbursement Accounts.  Schedule 4.22 lists all banks and other financial institutions at which Borrowers or any other Credit Party maintains deposit, securities and/or other accounts, and such Schedule correctly identifies the name, address and telephone number of each such depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.  Neither Borrowers nor any other Credit Party shall maintain any bank accounts other than those listed on Schedule 4.22 without the prior written consent of Lender (not to be unreasonably withheld or delayed).

W.           Trestle Acquisition.  On or before the Closing Date, the Borrowers shall have consummated the Trestle Acquisition and received aggregate Net Cash Proceeds of not less than $3,000,000 from Permitted Holders in connection with the sale or issuance of Stock of Clarient to fund the Trestle Acquisition.

V.
CLOSING AND CONDITIONS OF LENDING

A.            Conditions Precedent to Effectiveness of Agreement and Initial Extension of Credit.  The obligation of Lender to enter into and perform this Agreement and to make an initial Extension of Credit at the Closing is subject to the satisfaction of each and every condition precedent set forth on Annex V.

B.            Conditions Precedent to Each Extension of Credit.  Notwithstanding any other provision of this Agreement, the Lender shall not have any obligation to make any Extension of Credit under this Agreement unless all of the following conditions have been met to the satisfaction of the Lender as of the date of such Extension of Credit:

1.             the Lender shall have received a Borrowing Base Certificate in accordance with Section 2.1(d);

2.             no Default shall have occurred and be continuing or would result from the making of such Extension of Credit; and

3.             the representations and warranties on the part of each Credit Party contained in the Loan Documents shall be true and correct in all respects at and as of the date of such Extension of Credit, as though made on and as of such date (except to the extent that such representations and warranties expressly relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all respects as of such earlier date).

The request and acceptance by Borrower Representative and each Borrower, as appropriate, of the proceeds or benefit of any Extension of Credit shall be deemed to constitute, as of the date of such request and as of the date of such acceptance, (i) a representation and warranty by each Credit Party that all of the conditions in this Section 5.2 have been satisfied and (ii) a reaffirmation by each Credit Party of the granting and continuance of Lender’s Liens in the Collateral under the Collateral Documents.

C.            Reserved.

VI.
REPORTING COVENANTS

Each Credit Party covenants and agrees that from the Closing Date to the Commitment Termination Date and thereafter so long as any Obligations are outstanding or unpaid:

A.            Financial Statements and Reports.  The Credit Parties shall deliver the following to Lender at its address specified pursuant to Section 11.3:

1.             Periodic Financial Statements, Reports and Other Documents.  Each of the financial statements, reports and other documents at the times and in the manner set forth in Annex VII hereto.

2.             Management Letters.  Within five (5) Business Days after receipt thereof by any Credit Party, copies of all management letters, exception reports or similar letters or reports received by such Credit Party from its independent certified public accountants.

3.             Defaults and other Material Events.  As soon as practicable, and in any event within five (5) Business Days after any Responsible Officer of any Credit Party obtains knowledge of the existence of any Default or other event that could reasonably be expected to have a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.

4.             Litigation.  As soon as practicable, and in any event within five (5) Business Days after any Responsible Officer of any Credit Party obtains knowledge of any Litigation commenced or threatened against any Credit Party that (i) seeks damages in excess of $75,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or any member of a Controlled Group in connection with any Plan, (iv) alleges criminal misconduct by any Credit Party, (v) alleges material violations of any Healthcare Laws, (vi) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities, or (vii) if adversely determined against any Credit Party could reasonably be expected to have a Material Adverse Effect.

5.             Other Securities Reports.  Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent by any Credit Party to its security holders, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Clarient with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority and (iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Person.

6.             Damage to Collateral.  Disclosure of any loss, damage, or destruction to all or any portion of the Collateral constituting physical property in an aggregate amount exceeding $50,000, whether or not covered by insurance.

7.             Defaults under Material Agreements.  Immediately upon receipt, copies of any notice of claimed default by any third party with respect to any material lease or agreement to which any Credit Party is a party.

8.             Other Documents.  Such other financial and other Information respecting any Credit Party’s business or financial condition as Lender shall from time to time reasonably request.

9.             Comerica Debt Documents.  Each Credit Party shall promptly deliver to Lender copies of any notices, reports (without duplication of any reports delivered pursuant to this Agreement) or similar documents sent by or sent to any Credit Party pursuant to the Comerica Debt Documents.

B.            Collateral Reports.  The Credit Parties shall promptly deliver to Lender, as required, the various Collateral Reports (including Borrowing Base Certificates) at the times and in the manner set forth in Annex VIII hereto.

C.            Accuracy of Financial Statements and Information.

1.             Future Financial Statements.  All financial statements delivered pursuant to Section 6.1 and Annex VII shall (i) in the case of the financial Information set forth therein, present fairly, in all material respects, in accordance with GAAP consistently applied throughout the periods involved (except for such changes in GAAP as are displayed therein and concurred in by Borrowers’ independent accountants), the consolidated and consolidating financial position of the Credit Parties, as at their respective dates and the consolidated and consolidating income, results of operations, shareholders’ equity and consolidated cash flows of the Credit Parties for the respective periods to which such statements relate (subject, in the case of the financial statements delivered pursuant to paragraph (a) of Annex VII, to the absence of footnotes and normally recurring year-end adjustments) and (ii) in the case of any other Information presented, be true, correct and complete in all material respects, and the furnishing of the same to the Lender shall constitute a representation and warranty by the Credit Parties made on the date the same are furnished to the Lender to that effect (unless the same specifically refers to another date, in which case such Information shall be true, correct and complete in all material respects as of such specified date).

2.             Future Information.  All Information furnished to the Lender by or on behalf of any Credit Party on and after the Closing Date in connection with or pursuant to this Agreement or any other Loan Document or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Loan Document, shall, at the time the same is so furnished, but in the case of Information dated as of a prior date, as of such date, (i) in the case of any such prepared in the ordinary course of business, be complete and correct in all material respects in the light of the purpose prepared, and, in the case of any such Information required by the terms of this Agreement or the preparation of which was requested by Lender, be complete and correct in all material respects to the extent necessary to give true and accurate knowledge of the subject matter thereof, and (ii) not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading, and the furnishing of the same to Lender shall constitute a representation and warranty by the Credit Parties made on the date the same are so furnished to the effect specified in clauses (i) and (ii).

VII.
AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that from the Closing Date to the Commitment Termination Date and thereafter so long as any Obligations are outstanding or unpaid:

A.            Payment of Obligations.  Each Credit Party shall (a) pay and discharge, at or before maturity, all of its respective obligations and liabilities, the non-payment or discharge of which could reasonably be expected to have a Material Adverse Effect, (b) maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same, and (c) not breach in any respect, or permit to exist any default under, the terms of any material lease, material commitment, material contract, material instrument or material obligation to which it is a party, or by which its properties or assets are bound, the breach of or default under which could reasonably be expected to have a Material Adverse Effect.

B.            Existence and Good Standing; Compliance with Laws; Government Approvals.  Each Credit Party will (a) maintain in full force and effect its existence as set forth on Schedule 4.1, (b) maintain all Governmental Approvals of the type described in Section 3.2 free from restrictions or known conflicts, (c) comply in all material respects with all applicable law applicable to its properties, business or operations, and (d) maintain and protect the properties used or useful in the conduct of its business (ordinary wear and tear excepted), except to the extent that any failure to satisfy (b) or (d) above could not reasonably be expected to have a Material Adverse Effect.

C.            Taxes and Charges.  Each Credit Party will timely file all tax reports and pay and discharge all taxes, assessments and governmental charges or levies imposed upon any Credit Party, or its income or profits or upon its properties or any part thereof, before the same shall be in default and before the date on which penalties attach thereto, except where the same may be the subject of a Permitted Contest.

D.            Insurance.  Each Credit Party shall, at its sole cost and expense, maintain the policies of insurance and otherwise comply with the covenants related to insurance described on Annex IX hereto.

E.             Inspection of Property, Books and Records.  Each Credit Party will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities and will permit the Lender or any of its employees, agents or representatives to visit and inspect any of its properties, to examine and make abstracts or copies from any of its books and records, to conduct a collateral audit and analysis of its inventories and accounts and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

F.             Supplemental Disclosure.  From time to time as may be reasonably requested by Lender (which request will not be made more frequently than once each year absent the occurrence and continuance of an Event of Default), the Borrowers shall supplement the Disclosure Schedules, or any representation herein or in any Loan Document, with respect to any matter hereafter arising that, if existing or occurring as of the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules or as an exception to such representation or that is necessary to correct any Information in the Disclosure Schedules or representation which has been rendered inaccurate thereby (and, in the case of any supplements to the Disclosure Schedules, the Disclosure Schedules shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to the Disclosure Schedules or representation shall amend, supplement or otherwise modify the Disclosure Schedules or representation, or be deemed a waiver of any Default resulting from the matters disclosed therein, except as consented to by Lender in writing, and (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Closing Date.

G.            Employee Benefit Plans.  Each Credit Party will (a) comply with the funding requirements of ERISA with respect to the Plans for its employees, or will promptly satisfy any accumulated funding deficiency that arises under Section 302 of ERISA, (b) furnish Lender, promptly after filing the same, with copies of all reports or other statements filed with any Governmental Authority with respect to all Pension Plans, or which any Credit Party, or any member of a Controlled Group, may receive from such Governmental Authority with respect to any such Pension Plans, and (c) promptly advise Lender of the occurrence of any Reportable Event or

Prohibited Transaction with respect to any such Pension Plan and the action which such Credit Party proposes to take with respect thereto.  Each Credit Party shall make all contributions when due with respect to any Multiemployer Plan in which it participates and shall promptly advise Lender: (x) upon its receipt of notice of the assertion against such Credit Party of a claim for withdrawal liability; (y) upon the occurrence of any event that could trigger the assertion of a claim for withdrawal liability against such Credit Party; and (z) upon the occurrence of any event that would place such Credit Party in a Controlled Group as a result of which any member (including such Credit Party) thereof may be subject to a claim for withdrawal liability, whether liquidated or contingent.

H.            Accreditation and Licensing.

1.             Each Credit Party shall maintain such Person’s qualification for participation in, and payment under, Medicare, Medicaid, TRICARE, CHAMPVA and any other federal, state or local governmental program or private program providing for payment or reimbursement for Medical Services rendered by such Person, except to the extent such loss or relinquishment could not reasonably be expected to have a Material Adverse Effect.  If required, Medicaid and Medicare cost reports will be properly filed by each Credit Party.  Each Credit Party will promptly furnish or cause to be furnished to the Lender copies of all reports and correspondence it sends or receives relating to any loss or revocation (or threatened loss or revocation) of any qualification described in this Section 7.8(a).

2.             Each Credit Party shall: (i) provide Medical Services to its Patients in compliance with ethical standards and Healthcare Laws applicable to it or any Facility it operates; (ii) assure that each of its employees and each employee of each Facility has all required licenses, credentials, approvals and other certifications to perform his or her duties and services for such Facility; and (iii) maintain all permits and other licenses required to operate such Facilities and conduct its business under applicable law, except to the extent, with respect to each of clauses (i), (ii), and (iii) above, that the failure to comply has not had and could not reasonably be expected to have or result in a Material Adverse Effect.

I.              Environmental Matters.  Each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Property in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of all owned Real Property or, with respect to all Real Property, to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Property; and (c) promptly forward to Lender a copy of any order, notice, request for Information or any communication or report received by any Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $75,000, in each case whether or not any other Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter.  If Lender at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release has occurred, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse

Effect, then each Credit Party shall, upon Lender’s written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at the Borrower’s expense, as Lender may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Lender and shall be in form and substance reasonably acceptable to Lender, and (ii) permit Lender or its representatives to have access to all Real Property at all times (which access, absent the occurrence and continuance of an Event of Default, shall be at reasonable times upon reasonable notice) for the purpose of conducting such environmental audits and testing as Lender deems appropriate, including subsurface sampling of soil and groundwater.  The Borrower shall reimburse Lender for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

J.             [Intentionally Omitted.]

K.            Landlord Agreements.  Upon the request of Lender, each Credit Party shall obtain a landlord’s agreement from the lessor of each leased property or mortgagee of owned property with respect to any Facility or other location where the Collateral, or the records relating to any of the Collateral and/or Books and Records relating to Collateral, is stored or located, which agreement or letter shall be reasonably satisfactory in form and substance to Lender.  Notwithstanding anything to the contrary in the foregoing, (a) on or prior to the Closing Date, the Credit Parties shall deliver a landlord’s agreement for the property located at 31 Columbia, Aliso Viejo, California 92656, in form and substance reasonably satisfactory to Lender and (b) at any date of determination, all Books and Records (other than duplicate copies of such Books and Records) relating to Collateral and created or originated by the Credit Parties within the 12-month period immediately prior to any such date, shall only be maintained at the property located at 31 Columbia, Aliso Viejo, California 92656.  Each Credit Party shall timely and fully pay and perform its obligations under all leases and other material agreements with respect to each leased location where any Collateral, or any records related thereto, is or may be located.

L.            Places of Business.  Each Credit Party shall give thirty (30) days’ prior written notice to Lender of any change in the location of any of its places of business, the places where its records concerning its Accounts are kept, the places where the Collateral is kept, or the establishment of any new, or the discontinuance of any existing, places of business; provided that each of the aforementioned places shall be within the United States of America.

M.           Further Assurances.  Each Credit Party shall, at its own cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may from time to time be necessary or as the Lender may from time to time reasonably request in order to carry out the intent and purposes of the Loan Documents and the transactions contemplated thereby, including all such actions to establish, preserve, protect and perfect the estate, right, title and interest of the Lender to the Collateral (including Collateral acquired after the date hereof), including first priority Liens thereon, subject only to Liens permitted by Section 8.2.  Each Credit Party shall promptly give notice to the Lender of the acquisition after the Closing Date by such Credit Party of any trademark, copyright or patent.

VIII.
NEGATIVE COVENANTS

Each Credit Party covenants and agrees that from the Closing Date to the Termination Date and thereafter so long as any Obligations are outstanding or unpaid:

A.            Indebtedness.  No Credit Party will directly or indirectly create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except for:

1.             Indebtedness outstanding on the date of this Agreement (including, without limitation, Indebtedness outstanding under the LSF Documents and the Comerica Debt Documents), to the extent set forth on Schedule 8.1, and not being repaid by the proceeds of the Loans on the Closing Date and refinancings thereof or amendments or modifications thereto that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Credit Party or Lender than the terms of the Indebtedness being refinanced, amended or modified;

2.             Indebtedness under the Loan Documents;

3.             Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring any asset (including through Capital Leases), other than Indebtedness pursuant to the LSF Documents, in an aggregate principal amount outstanding not greater than $500,000 at any time; provided that such Indebtedness is incurred within twenty (20) days following such purchase and does not exceed one hundred percent (100%) of the purchase price of the subject assets;

4.             Indebtedness of any Credit Party to another Credit Party, provided that: (i) each Credit Party shall have executed and delivered to each other Credit Party, on the Closing Date, a demand note (the “Intercompany Note”) to evidence any such intercompany Indebtedness owing at any time by such Credit Party to such other Credit Party, which Intercompany Note shall be in form and substance reasonably satisfactory to Lender and shall be pledged and delivered to Lender as additional collateral security for the Obligations; (ii) each Credit Party shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Lender; (iii) the obligations of each Credit Party under any such Intercompany Note shall be subordinated to the Obligations of such Credit Party hereunder in a manner reasonably satisfactory to Lender; and (iv) no Default would occur and be continuing after giving effect to any such proposed intercompany loan;

5.             Indebtedness consisting of Guaranteed Obligations incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement; and

6.             Unsecured Indebtedness of any Credit Party in an aggregate outstanding amount not to exceed $75,000 at any time.

B.            Liens; Negative Pledges.  No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Liens;  (b) Liens in existence on the date hereof (including, without limitation, Liens in favor of General Electric Capital Corporation granted by Clarient pursuant to the LSF Documents), and summarized on Schedule 8.2 securing the Indebtedness described in Section 8.1(a) and permitted refinancings, extensions and renewals thereof, including extensions or renewals of any such Liens, provided that the principal amount of the Indebtedness so secured is not increased and the Lien does not attach to any other property; and (c) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with Indebtedness permitted by Section 8.1(c); provided that such Liens attach only to the assets subject to such purchase money debt.  In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, that would prohibit the creation of a Lien on any of its properties or other assets in favor of Lender, in each case entered into in the ordinary course of business, except operating leases, Capital Leases or licenses which prohibit Liens upon the assets or properties that are subject to such operating lease, Capital Lease or license.

C.            Capital Stock; Nature of Business.  No Credit Party shall (a) make any change in its capital structure as set forth on Schedule 4.12, including the issuance or sale of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock; provided that Clarient may issue or sell shares of its Stock, or issue warrants or other securities convertible into stock (and comply with the exercise of the foregoing, so long as such compliance does not require payments by any Credit Party to the holder thereof, other than for reasonable and customary transaction costs (if any) incurred by such holder and paid to non-Affiliates of the Credit Parties in connection with such exercise), or amend the terms of its outstanding Stock, in each case so long as no Change of Control occurs after giving effect thereto (including without limitation the sale by Clarient of Stock and/or warrants to Safeguard and any other Permitted Holder, the proceeds of which sale shall be applied to consummate the Trestle Acquisition), or (b) amend its Organizational Documents in a manner adverse to Lender (provided that, without limitation, any change to any Credit Party’s name, jurisdiction of organization or type of entity shall be deemed to be adverse to Lender).  No Credit Party shall engage in any business other than the businesses currently engaged in by it on the Closing Date.

D.            Restricted Payments.  No Credit Party shall make any Restricted Payment, except (a) repayments of intercompany loans between Credit Parties to the extent permitted by Section 8.1 and payments thereon, (b) dividends and distributions by Subsidiaries of any Credit Party paid to such Credit Party, (c) employee loans permitted under Section 8.9(b), (d) payments on the Subordinated Debt to the extent permitted under the Comerica Subordination Agreement, (e) payment of fees and expenses, to the extent permitted under the Safeguard Subordination Agreement, (f) repurchases of common Stock of Clarient exclusively from terminated employees or employees no longer employed because of death or disability, provided that the aggregate purchase price paid to repurchase all such common Stock of Clarient from such former employees shall not exceed $50,000 in the aggregate in any Fiscal Year and no Default or Event of Default exists or would be caused thereby, (g) payments of compensation made to any Credit Party’s officers and directors so long as such payments are in the ordinary course of business and consistent with past practices, and (h) payments to any Affiliate under any agreement permitted pursuant to Section 8.9(a) hereof, other than any payments in excess of $150,000 in any year under any agreement for the provision by such Affiliate of management, consulting or similar services.

E.             No Restrictions on Subsidiary Distributions to Credit Parties.  Except as provided in this Agreement, no Credit Party will directly or indirectly create or otherwise suffer to exist any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (a) pay dividends or make any other distribution on any of such Subsidiary’s Stock owned by any Borrower or any other Subsidiary, (b) pay any Indebtedness owed to any Borrower or any other Subsidiary, (c) make loans or advances to any Borrower or any other Subsidiary or (d) transfer any of its property or assets to any Borrower or any other Subsidiary.

F.             ERISA.  No Credit Party shall, or shall cause or permit any member of a Controlled Group to, cause or permit to occur an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or cause or permit to occur a Reportable Event to the extent such Reportable Event could reasonably be expected to have a Material Adverse Effect.

G.            Consolidations, Mergers and Sales of Assets.  No Credit Party will (a) consolidate or merge with or into any other Person other than the merger of a wholly owned Subsidiary (which may in turn be a Credit Party) of any Credit Party with and into such Credit Party (provided that such Credit Party is the surviving party) or (b) sell, lease, license or otherwise transfer, or grant any Person an option to acquire, directly or indirectly, any of its properties or assets, other than (i) sales of Inventory and licenses of Intellectual Property for fair value in the ordinary course of businesses, (ii) dispositions of Temporary Cash Investments, (iii) dispositions for cash and fair value of Equipment and Fixtures that the applicable Credit Party determines in good faith are no longer used or useful in its business (provided that with respect to the foregoing clause (iii) the net proceeds of all such asset sales and dispositions in excess of $100,000 in the aggregate in any Fiscal Year are applied to prepay the Obligations), and (iv) transfers of assets between Credit Parties.

H.            Purchase of Assets; Investments.  No Credit Party will (i) acquire or create any Subsidiary without the prior written consent of the Lender or (ii) engage in any joint venture or partnership with any other Person.  No Credit Party will acquire all or substantially all of the assets of any other Person or otherwise make, acquire or own any investment, other than (a) so long as no Default has occurred and is continuing, Temporary Cash Investments, (b) investments in another Credit Party, and (c) investments existing on the Closing Date and set forth on Schedule 8.8.

I.              Transactions with Affiliates.

1.             No Credit Party will, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of any Credit Party (other than another Credit Party), except in the ordinary course of and pursuant to the reasonable requirements of such Credit Party’s business and upon terms that are no less fair, reasonable and favorable to such Credit Party than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of such Credit Party.  All such transactions existing as of the date hereof are described in Schedule 8.9 (other than employment transactions in the ordinary course of business with officers and directors of any Credit Party).

2.             No Credit Party shall enter into any lending or borrowing transaction with any Affiliate of any Credit Party, except loans to its respective employees in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $100,000 to any employee and up to a maximum of $200,000 in the aggregate at any one time outstanding.

J.             Amendments or Waivers.  Without the prior written consent of the Lender, no Credit Party will agree to (a) any material amendment to or waiver of any material contract constituting a part of the Collateral which could reasonably be expected to have a Material Adverse Effect or (b) any amendment, supplement, modification or waiver of any of the Comerica Debt Documents except as permitted under the Comerica Subordination Agreement.

K.            Fiscal Year.  The Borrowers and their Subsidiaries shall not change their Fiscal Year from a Fiscal Year ending December 31.

L.            Financial Covenants.  The Borrowers and their Subsidiaries will not fail to comply with the financial covenants set forth on Annex X.

M.           Intellectual Property.  No Credit Party will grant a Lien in any Intellectual Property owned by such Credit Party to a third party, nor will any Credit Party permit a third party to restrict such Credit Party’s ability to grant any such Lien in any Intellectual Property owned by such Credit Party other than:

1.             any Lien in Intellectual Property that is embedded in goods acquired with Indebtedness described in Section 8.1(c) hereof; and

2.             any Lien in Intellectual Property that is embedded in goods in which a Lien is in existence on the Closing Date and set forth on Schedule 8.1 hereof.

N.            Real Property.  No Credit Party shall, without the prior written consent of Lender, purchase a fee simple ownership interest in any Real Property.

IX.
EVENTS OF DEFAULT

A.            Events of Default.  The occurrence of any one or more of the following events for any reason whatsoever (whether voluntary or involuntary, by operation of law or otherwise) shall constitute an event of default hereunder (each, an “Event of Default”).

1.             Borrowers or any other Credit Party (i) fail to make any payment of principal, interest, fee or other Obligation when due and payable or (ii) fail to pay or reimburse Lender for any expense reimbursable hereunder or under any other Loan Document within five (5) Business Days following Lender’s demand for such reimbursement or payment of expenses;

2.             any Credit Party shall fail to observe or perform any covenant applicable to it contained in Section 2.9, Section 7.2 (insofar as it requires each Credit Party to maintain its existence in its jurisdiction of organization), Section 7.5 or Article VIII hereof;

3.             any Credit Party shall fail to observe or perform any other covenant or agreement contained in the Loan Documents (other than those covered by clause (a) or (b) above) and such failure shall have continued for a period of 30 days;

4.             any representation, warranty, certification or statement made by any Credit Party in any Loan Document, any Borrowing Base Certificate, any other certificate, disclosure schedule, financial statement or other document delivered pursuant to the Loan Documents shall prove to have been incorrect in any respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) when made (or deemed made);

5.             any Credit Party shall fail to make any payment in respect of (i) the LSF Documents, (ii) the Subordinated Debt or (iii) any other Indebtedness (other than the Obligations) the aggregate outstanding principal amount of which Indebtedness, either individually or in the aggregate with all other Indebtedness with respect to which such Credit Party has failed to make a payment, equals or exceeds $100,000 (such Indebtedness referred to in clauses (i), (ii) and (iii) hereof, “Material Debt”);

6.             any event or condition shall occur which (i) results in the acceleration of the maturity of any Material Debt, (ii) enables (or, with the giving of notice or lapse of time or both, would enable) the holder or holders of any Material Debt, or any Person acting on such holder’s behalf, to accelerate the maturity of any such Material Debt, or (iii) results in a material violation of, or a material default under, any provision of the Organizational Documents of any Credit Party;

7.             any Credit Party shall (i) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its properties or assets, (ii) consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, (iii) cease to be Solvent, make a general assignment for the benefit of creditors or (iv) fail generally, shall not be able or shall admit in writing its inability, to pay its debts as they become due, or shall take any action in furtherance of, or indicating its consent to, or approval of or acquiescence in any of the foregoing;

8.             an involuntary case or other proceeding shall be commenced against any Credit Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days, or an order for relief shall be entered against any Credit Party under any bankruptcy laws as now or hereafter in effect, or any Credit Party shall take any action in furtherance of, or indicating its consent to, or approval of or acquiescence in any of the foregoing;

9.             (i) the institution of any steps by any Credit Party or any member of the Controlled Group or any other Person to terminate a Pension Plan if as a result of such termination any Credit Party or any member of the Controlled Group could reasonably be expected to be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $100,000; (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302 of ERISA; (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Plans as a result of such withdrawal (including any outstanding withdrawal liability that any Credit Party and the members of the Controlled Group have incurred on the date of such withdrawal) exceeds $100,000; (iv) with respect to any Plan, any Credit Party or any member of the Controlled Group shall incur an accumulated funding deficiency or request a funding waiver from the IRS; or (v) there shall occur an Reportable Event or a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or IRC Section 4975; provided, however, that the events listed in clauses (iv) and (v) hereof shall constitute Events of Default only if the liability, deficiency or waiver request, whether or not assessed, could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

10.           (i) any member of a Controlled Group shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the IRC) involving any Pension Plan; (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Pension Plan or any Lien in favor of the PBGC or a Pension Plan (other than a Permitted Lien) shall arise on the assets of any Credit Party or any Controlled Group; (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Pension Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Lender, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iv) any Pension Plan shall terminate for purposes of Title IV of ERISA; (v) any Credit Party, any of their Subsidiaries or any Controlled Group shall, or in the reasonable opinion of the Lender is likely to, incur any liability in connection with a withdrawal form, or the insolvency or reorganization of, any Multiemployer Plan; or (vi) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

11.           a judgment or order for the payment of money which individually or when aggregated with other such judgments or orders equals or exceeds by more than $50,000 any insurance coverage applicable thereto (and as to which the insurance company has acknowledged coverage in writing), subject to customary deductibles, shall be rendered against any Credit Party and such judgment or order shall continue unsatisfied and unstayed for a period of ten (10) days;

12.           a Change of Control shall occur;

13.           any material provision of any Loan Document shall for any reason cease to be valid, binding and enforceable against any Credit Party for any reason, or any Credit Party shall so assert in writing or the Lien created by any of the Collateral Documents shall at any time fail to constitute a valid and perfected Lien on any portion of the Collateral purported to be secured thereby which is deemed material by the Lender, subject to no prior or equal Lien except Permitted Liens, or any Credit Party shall so assert in writing;

14.           any Credit Party shall (i) cease any material portion of its business operations as presently conducted, or (ii) be prohibited, enjoined or otherwise materially restrained from conducting the business theretofore conducted by it by virtue of any determination, ruling, decision, decree or order of any Governmental Authority and such determination, ruling, decision, decree or order remains unstayed and in effect for any period of ten (10) days beyond any period for which any business interruption insurance policy of the Credit Parties shall provide full coverage to such Credit Party with respect to any losses and lost profits;

15.           any Credit Party fails to (i) obtain or maintain any operating licenses or permits required by any Governmental Authority, (ii) begin, continue or complete any remediation activities as required by any Governmental Authority, (iii) store or dispose of any hazardous materials in accordance with applicable Environmental Laws, or (iv) comply with any Environmental Laws; if any such failure in clauses (i) through (iv) above, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

16.           any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any Facility or other location of any Credit Party, if any such event or circumstance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

17.           the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Credit Party, if such loss, suspension, revocation or failure to renew, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

18.           any Credit Party shall be suspended or excluded from any medical reimbursement program, where such exclusion or suspension arises from fraud or other claims or allegations which could reasonably be expected to have a Material Adverse Effect; or

19.           any Credit Party shall be criminally indicted or convicted under any law that could lead to a forfeiture of any Collateral.

Notwithstanding any provision of this Agreement which makes reference to the continuance of a Default, nothing in this Agreement shall be construed to permit Borrowers to cure a Default following the lapse of the applicable cure period, and Borrower shall have no such right in any instance unless specifically granted in writing by Lender.

B.            Acceleration.  Upon the occurrence of any Event of Default, the Obligations shall become and be immediately due and payable, upon written declaration to that effect delivered by Lender to Borrower Representative; provided, however, that upon the happening of any event specified in Section 9.1(g) or (h), all Obligations including, without limitation, the Termination Fee, shall be immediately due and payable without declaration or other notice to Borrowers.

C.            Remedies.

1.             Upon the occurrence of and during the continuance of an Event of Default under this Agreement or the other Loan Documents, Lender, in addition to all other rights, options and remedies granted to Lender under this Agreement or at law or in equity, may take any one or more of the following steps (which list is given by way of example and is not intended to be an exhaustive list of all such rights and remedies):

a.             terminate the Commitment, whereupon all outstanding Obligations (including, without limitation, the Termination Fee) shall be immediately due and payable;

b.             exercise its other rights and remedies under this Agreement and all rights under the UCC in effect in the applicable jurisdiction(s) and under any other applicable law; and

c.             exercise all rights and remedies under all Loan Documents now or hereafter in effect, including, without limitation:

(1)           the right to take possession of, send notices regarding, and collect directly the Collateral, with or without judicial process;
(2)           the right to (by its own means or with judicial assistance) enter any of the Credit Parties’ premises and take possession of the Collateral, or render it unusable, or dispose of the Collateral on such premises in compliance with subsection (C) below, without any liability for rent, storage, utilities, or other sums, and no Credit Party shall resist or interfere with such action;
(3)           the right to require any Credit Party, at such Credit Party’s expense, to assemble all or any part of the Collateral and make it available to Lender at any place designated by Lender;
(4)           the right to reduce the Revolving Loan Commitment or to use the Collateral and/or funds in the Collection Account in amounts up to the Revolving Loan Commitment for any reason;
(5)           the right to enforce each Credit Party’s rights against Account Debtors and other obligors, including, without limitation, the right to collect Accounts directly in Lender’s own name and to charge the collection costs and expenses, including attorneys’ fees, to the Credit Parties, subject to any applicable Medicare or Medicaid laws, rules or regulations; and
(6)           the right to send notice to any Private Third Party Payor that is currently an Account Debtor or becomes an Account Debtor, directing such Account Debtor to make payments into the appropriate Lockbox or Lockbox Account (as applicable) and notifying such Private Third Party Payor of Lender’s first priority security interest in the Accounts.

2.             Borrower Representative agrees that a notice received by it at least ten (10) days before the time of any intended public sale, or the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition.  If permitted by applicable law, any perishable Collateral that threatens to speedily decline in value or that is sold on a recognized market may be sold immediately by Lender without prior notice to Borrowers.  At any sale or disposition of Collateral, Lender may (to the extent permitted by applicable law) purchase all or any part of the Collateral, free from any right of redemption by any Credit Party, which right is hereby waived and released.  Each Credit Party covenants and agrees not to interfere with or impose any obstacle to Lender’s exercise of its rights and remedies with respect to the Collateral.  Lender shall have no obligation to clean-up or otherwise prepare the Collateral for sale.  Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.  Lender may sell the Collateral without giving any warranties as to the Collateral.  Lender may specifically disclaim any warranties of title or the like.  This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.  If Lender sells any of the Collateral upon credit, Borrowers will be credited only with payments actually made by the purchaser,

received by Lender and applied to the indebtedness of the purchaser.   In the event the purchaser fails to pay for the Collateral, Lender may resell the Collateral and Borrowers shall be credited with the proceeds of the sale.  Borrowers shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations.

3.             Lender shall have no obligation to marshal any assets in favor of any Credit Party, or against or in payment of the Note, any of the other Obligations or any other obligation owed to Lender by any Borrower, any other Credit Parties or any other Person.

D.            Nature of Remedies.  All rights and remedies granted Lender under this Agreement and under any agreement referred to in this Agreement, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Lender may proceed with any number of remedies at the same time until the Obligations are satisfied in full.  The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Lender, upon the occurrence of an Event of Default, may proceed against Borrowers or any other Credit Party, and/or the Collateral, at any time, under any agreement, with any available remedy and in any order.  All sums received from Borrowers or any other Credit Party and/or the Collateral in respect of the Obligations may be applied by Lender to the any other liabilities and obligations of Borrowers and the other Credit Parties under the Loan Documents in such order of application and in such amounts as Lender shall deem appropriate in its sole and absolute discretion.  Each Credit Party waives any right it may have to require Lender to pursue any Person for any of the Obligations.

E.             Waivers by Credit Parties.  Except as otherwise provided for in this Agreement or any other Loan Document and to the fullest extent permitted by applicable law, each Credit Party waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Loan Documents, the Note or any other notes, commercial paper, Accounts, contracts, documents, instruments, chattel paper and guaranties at any time held by Lender on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Lender may do in this regard; (b) all rights to notice and a hearing prior to Lender’s taking possession or control of, or to Lender’s replevy, attachment or levy upon, any Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws.  Each Credit Party acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Loan Documents and the transactions evidenced hereby and thereby.

X.
EXPENSES AND INDEMNITIES

A.            Expenses.  Whether or not the transactions contemplated hereby are consummated, the Credit Parties jointly and severally agree (a) to pay on demand all fees, costs and expenses (including reasonable attorneys’ fees and expenses and the allocated cost of internal legal staff) incurred by Lender and any appraisers, auditors and consultants retained by the Lender in connection with (i) any matters contemplated by or arising out of the Loan Documents, including Lender’s customary field audit charges and the reasonable fees, expenses and disbursements of the Lender or any accountants or other experts retained by the Lender (including any affiliate of Lender as shall be engaged for such purpose) in connection with accounting and collateral audits or reviews of the Credit Parties and their affairs (provided that absent the occurrence and continuation of an Event of Default, the Credit Parties shall pay the costs of not more than four such field, accounting, and collateral audits per Fiscal Year), (ii) the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated herein and in the Loan Documents and in connection with the continued administration of the Loan Documents including any amendments, modifications, consents and waivers, (iii) creating, perfecting and maintaining Liens pursuant to the Loan Documents, including filing and recording fees and expenses, the costs of any bonds required to be posted in respect of future filing and recording fees and expenses, and title investigations, and (iv) any and all fees, costs or expenses which Lender pays to a bank or other similar institution (including, without limitation, any fees paid by Lender to any participant) arising out of or in connection with (1) the forwarding to Borrower Representative or any other Person on behalf of Borrowers, by Lender, of proceeds of Loans made by Lender to Borrower Representative or Borrowers pursuant to this Agreement, and (2) the depositing for collection, by Lender, of any check or item of payment received or delivered to Lender on account of Obligations, (b) to promptly pay reasonable documentation charges assessed by Lender for amendments, waivers, consents and any of the documentation prepared by external legal counsel or Lender’s internal legal staff, and (c) to promptly pay all fees, costs and expenses (including attorneys’ fees and expenses and the allocated cost of internal legal staff) incurred by Lender in connection with any action to enforce any Loan Document or to collect any payments due from Borrowers or any other Credit Party.  All fees, costs and expenses for which any Credit Party is responsible under this Section 9.1 shall be deemed part of the Obligations when incurred, payable on demand.

B.            Indemnity.  Whether or not the transactions contemplated hereby are consummated, each Credit Party jointly and severally agrees to indemnify, pay and hold harmless the Lender, and any subsequent holder of any Note or any other Obligation, and each of such Person’s officers, directors, employees, consultants, attorneys, agents and Affiliates (collectively, the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitee and the allocated cost of internal legal staff) in connection with any claim, investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto and including any such proceeding initiated by or on behalf of any Credit Party, and the expenses of investigation by experts, engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by the Lender) asserting any right to payment for the transactions contemplated hereby, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with the transactions contemplated hereby (including (i)(A) as a direct or indirect result of the presence on or under, or Release from, any Real Property now or previously owned, leased or operated by any Credit Party of any Hazardous Materials or any Hazardous Materials contamination, (B) arising out of or relating to the offsite disposal of any Hazardous Materials generated or present on any such Real Property or (C) arising out of or resulting from the environmental condition of any such Real Property or the applicability of any governmental requirements relating to Hazardous Materials, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of any Credit Party, and (ii) proposed and actual Extensions of Credit under this Agreement) and the use or intended use of any Loans or the proceeds thereof, except that no Credit Party shall have any obligation hereunder to an Indemnitee with respect to any liability resulting solely from the gross negligence or willful misconduct of such Indemnitee as finally determined by a court of competent jurisdiction.  To the extent that the undertaking set forth in the immediately preceding sentence may be unenforceable, each Credit Party shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnitees or any of them.  Without limiting the generality of any provision of this Section 9.2, to the fullest extent permitted by law, each Credit Party hereby waives all rights for contribution or any other rights of recovery with respect to liabilities, losses, damages, costs and expenses arising under or relating to Environmental Laws that it might have by statute or otherwise against any Indemnitee, except to the extent that such items are finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Indemnitee.

C.            Taxes.  Each Credit Party jointly and severally agrees to pay Lender, promptly following demand therefor, all fees, taxes and charges imposed by any Governmental Authority (excluding income or other similar taxes imposed on Lender or any holder of a Note by the jurisdictions under the laws of which such Person seeking payment is organized or conducts business or any political subdivision thereof), including any interest or penalties thereon, at any time payable or ruled to be payable in respect of the existence, execution or delivery of this Agreement, the Loan Documents or the making of any Extensions of Credit, and to indemnify and hold the Lender and each and every holder of the Note or any other Obligation harmless against liability in connection with any such amount.  Lender shall use commercially reasonable efforts to avoid or minimize amounts which might otherwise be payable by any Credit Party pursuant to this Section 10.3, except to the extent such efforts would cause Lender to incur any cost or expense and except to the extent that Lender determines that such efforts would be disadvantageous to Lender, as determined by Lender and which determination, if made in good faith, shall be binding and conclusive on all parties hereto.

D.            Capital Adequacy; Increased Costs; Illegality; Funding Losses.

1.             If Lender shall have determined that the introduction of or any change in after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law) from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by Lender solely as a result of this Agreement and the other Loan Documents and thereby reducing the rate of return on Lender’s capital as a consequence of its obligations hereunder, then the Borrowers shall from time to time upon demand by Lender promptly pay to the Lender additional amounts sufficient to compensate the Lender for such reduction.  A certificate as to the amount of such reduction that, at a minimum, shows the basis of the computation thereof submitted by the Lender to the Borrower Representative shall be conclusive and binding on the Borrowers for all purposes, absent manifest error.

2.             If, as a result of either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining any Loan, then the Borrowers shall from time to time, upon demand by Lender, promptly pay Lender additional amounts sufficient to compensate Lender for such increased cost.  A certificate as to the amount of such increased cost, submitted to the Borrower Representative by

Lender, shall be conclusive and binding on the Borrowers for all purposes, absent manifest error.  Lender shall use commercially reasonable efforts to avoid or minimize amounts which might otherwise be payable by any Credit Party pursuant to this Section 10.4(b), except to the extent such efforts would cause Lender to incur any cost or expense and except to the extent that Lender determines that such efforts would be disadvantageous to Lender, as determined by Lender and which determination, if made in good faith, shall be binding and conclusive on all parties hereto.

3.             Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then on notice thereof and demand therefor by Lender to the Borrower Representative, (i) the obligation of Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) the Borrowers shall forthwith prepay in full all outstanding LIBOR Loans owing to Lender, together with interest accrued thereon, unless the Borrower Representative, within five (5) Business Days after the delivery of such notice and demand, converts all such Loans into Base Rate Loans.

4.             To induce Lender to permit LIBOR Loans on the terms provided herein, if (i) any LIBOR Loan is repaid in whole or in part prior to the last day of any applicable calendar month (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or is the result of acceleration, by operation of law or otherwise), (ii) the Borrowers shall default in payment when due of the principal amount of or interest on any LIBOR Loan, (iii) the Borrowers shall refuse to accept any borrowing of any LIBOR Loan after the Borrower Representative has given notice requesting the same in accordance herewith, or (iv) the Borrowers shall fail to make any prepayment of a LIBOR Loan after the Borrower Representative has given a notice thereof in accordance herewith, then the Borrowers shall indemnify and hold harmless Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing.  Such indemnification shall include any loss (but excluding loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained.  For the purpose of calculating amounts payable to Lender under this subsection, Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of such LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided, however, that Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection.  As promptly as practicable under the circumstances, Lender shall provide the Borrower Representative with its written calculation of all amounts payable pursuant to this Section 10.4(d), and such calculation shall be conclusive and binding on the Borrower for all purposes, absent manifest error.  The Borrowers shall pay to Lender all amounts required to be paid by it under this Section 10.4 promptly upon demand therefor.

XI.
MISCELLANEOUS

A.            Entire Agreement; Amendments.  This Agreement and the other Loan Documents constitute the full and entire understanding and agreement among the parties with regard to their subject matter and supersede all prior written or oral agreements, understandings, representations and warranties made with respect thereto.  No amendment, supplement or modification of this Agreement nor any waiver of any provision thereof shall be made except in writing executed by the party against whom enforcement is sought.

B.            No Waiver; Cumulative Rights.  No waiver by any party to this Agreement of any one or more defaults by the other party in the performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different nature.  No failure or delay on the part of any party in exercising any right, power or remedy under this Agreement, nor acceptance of partial performance or partial payment, shall operate as a waiver of such right, power or remedy nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy.  The remedies provided for in this Agreement are cumulative and are not exclusive of any remedies that may be available to any party to this Agreement under this Agreement or the other Loan Documents, at law, in equity or otherwise.

C.            Notices.  Any notice or other communication required or permitted under this Agreement or any other Loan Document shall be in writing and personally delivered, mailed by registered or certified mail (return receipt requested and postage prepaid), sent by facsimile (with a confirming copy sent by regular mail), or sent by prepaid overnight courier service, and addressed to the relevant party at its address set forth below, or at such other address as such party may, by written notice, designate as its address for purposes of notice under this Agreement:

(a)	If to Lender, at:	General Electric Capital Corporation
c/o GE Healthcare Financial Services, Inc.
Two Bethesda Metro Center, Suite 600
Bethesda, Maryland 20814
Attention: General Counsel
		Telephone:	(301) 961-1640
		Facsimile:	(301) 664-9866

	with a copy to:	Kilpatrick Stockton LLP
1100 Peachtree Street
Suite 2800
Atlanta, Georgia 30309
		Attention:	Art Gambill, Esq.
		Telephone:	(404) 815-6171
		Facsimile:	(404) 541-3210

(b)	If to any Borrower or any	Clarient, Inc.
	Credit Party to Borrower	31 Columbia
	Representative, at:	Aliso Viejo, California 92656
Attention: Chief Financial Officer
		Telephone:	(949) 425-5700
		Facsimile:	(949) 425-5865

with a copy to:	Latham & Watkins LLP
633 West 5th Street, Suite 4000
Los Angeles, California 90071
Attention: Alex Voxman, Esq.
	Telephone:	(213) 485-1234
	Facsimile:	(213) 891-8763

If mailed, notice shall be deemed to be given five (5) days after being sent, and if sent by personal delivery, facsimile or prepaid courier, notice shall be deemed to be given when delivered.  Any notice to be provided hereunder to any Credit Party is effective if delivered to the Borrower Representative, as representative for the Credit Parties.

D.            Severability.  If any term, covenant or condition of this Agreement or any other Loan Document, or the application of such term, covenant or condition to any party or circumstance, shall be found by a court of competent jurisdiction to be, to any extent, invalid or unenforceable, the remainder of this Agreement or any other Loan Document and the application of such term, covenant, or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition shall be valid and enforced to the fullest extent permitted by law.  Upon determination that any such term is invalid, illegal or unenforceable, Lender may, but is not obligated to, advance funds to Borrower under this Agreement until the parties to this Agreement amend this Agreement so as to effect the original intent of the parties as closely as possible in a valid and enforceable manner.

E.             Successors and Assigns.  This Agreement, the Note and the other Loan Documents shall be binding upon and inure to the benefit of Borrowers, the other Credit Parties and Lender and their respective successors and assigns and shall bind all Persons who become bound as a debtor to this Agreement.  Notwithstanding the foregoing, no Borrower nor any other Credit Party may assign any of its rights or delegate any of its obligations under this Agreement or any other Loan Document without the prior written consent of Lender, which may be withheld in Lender’s sole discretion.  Lender may sell, assign, transfer, or participate any or all of its rights or obligations under this Agreement without notice to or consent of Borrower Representative or any Credit Party; provided, however, that so long as no Default or Event of Default has occurred and is continuing, any such sale, assignment or transfer shall require the consent of Borrower Representative, which consent shall not be unreasonably withheld or delayed.

F.             Counterparts.  Any Loan Document may be authenticated in any number of several counterparts by any one or more of the parties thereto, and all of said counterparts taken together shall constitute one and the same instrument.  Any Loan Document may be authenticated by manual signature, facsimile signature or, if approved in writing by Lender, electronic means, all of which shall be equally valid.

G.            Interpretation.  No provision of this Agreement or any other Loan Document shall be interpreted or construed against any party because that party or its legal representative drafted that provision.

H.            Survival of Terms.  All covenants, agreements, representations and warranties made in this Agreement, any other Loan Document, and in any certificates and other instruments delivered in connection with this Agreement or other Loan Document shall be considered to have been relied upon by Lender and shall survive the making by Lender of the Extensions of Credit contemplated by this Agreement and the execution and delivery to Lender of the Note and the other Loan Documents, and shall continue in full force and effect in accordance with their terms until all liabilities and Obligations of Borrower to Lender are satisfied in full.  All indemnity obligations of Borrowers and the other Credit Parties under any of the Loan Documents shall survive the termination of such Loan Document.  This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment of all or any part of the Obligations is rescinded or must otherwise be returned or restored by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrowers or any other Credit Party or otherwise, all as though such payment had not been made.

I.              Time.  Whenever Borrowers or any other Credit Party is required to make any payment or perform any act on a Saturday, Sunday or a legal holiday under the laws of New York (or other jurisdiction where Borrower or any other Credit Party is required to make the payment or perform the act), the payment may be made or the act performed on the next Business Day.  Time is of the essence in Borrowers and each other Credit Party’s performance under this Agreement and all other Loan Documents.

J.             Commissions.  The transactions contemplated by this Agreement were brought about by Lender and Borrowers acting as principals and without any brokers, agents, or finders being the effective procuring cause.  Borrowers represent that they  have not committed Lender to the payment of any brokerage fee, commission or charge in connection with this transaction.  If any such claim is made on Lender by any broker, finder or Lender or other Person, Borrowers will indemnify, defend and hold Lender harmless from and against the claim and will defend any action to recover on that claim, at Borrowers cost and expense, including Lender’s counsel fees.  Borrowers further agree that until any such claim or demand is adjudicated in Lender’s favor, the amount demanded will be deemed an Obligation of Borrowers under this Agreement, secured by the Note and the Collateral.

K.            Third Parties.  No rights are intended to be created under this Agreement or under any other Loan Document for the benefit of any third party donee, creditor, or incidental beneficiary of any Credit Party.  Nothing contained in this Agreement shall be construed as a delegation to Lender of any Credit Party’s duty of performance, including, without limitation, any Credit Party’s duties under any account or contract in which Lender has a security interest.

L.            Discharge of Borrower’s Obligations.  Lender, in its sole discretion, shall have the right at any time, and from time to time, without prior notice to Borrowers if any Credit Party fails to do so, to: (a) obtain insurance covering any of the Collateral as required under this Agreement; (b) pay for the performance of any Credit Party’s obligations under this Agreement or the other Loan Documents; (c) discharge taxes, Liens, security interests, or other encumbrances at any time levied or placed on any of the Collateral in violation of this Agreement unless Borrowers are in good faith with due diligence by appropriate proceedings contesting those items; and (d) pay for the maintenance and preservation of any of the Collateral.  Expenses and advances shall be added to the Obligations, until reimbursed to Lender, shall be secured by the Collateral and shall accrue interest at the highest interest rate then in effect with respect to any Obligations.  Any such payments and advances by Lender shall not be construed as a waiver by Lender of an Event of Default.

M.           Information to Participants.  Lender may divulge to any participant it may obtain for the Obligations, or any portion of the Obligations, all Information, and furnish to such participant copies of reports, financial statements, certificates, and documents obtained under any provision of this Agreement or any other Loan Document; provided that any such participant shall be subject to the confidentiality terms of Section 11.7.

N.            Lender Approvals.  Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Lender with respect to any matter that is the subject of this Agreement, the other Loan Documents may be granted or withheld by Lender in its sole and absolute discretion.

O.            Choice of Law; Consent to Jurisdiction.  EXCEPT TO THE EXTENT THAT THE UCC PROVIDES FOR THE APPLICATION OF THE LAW OF ANY CREDIT PARTY’S STATE OF ORGANIZATION, THIS AGREEMENT, THE NOTE AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.  IF ANY ACTION ARISING OUT OF THIS AGREEMENT, THE NOTE OR ANY OTHER LOAN DOCUMENT IS COMMENCED BY LENDER IN THE U.S. DISTRICT COURT FOR THE DISTRICT OF NEW YORK, EACH CREDIT PARTY HEREBY CONSENTS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH ACTION AND TO THE LAYING OF VENUE IN THE STATE OF NEW YORK.  ANY PROCESS IN ANY SUCH ACTION SHALL BE DULY SERVED IF MAILED BY REGISTERED MAIL, POSTAGE PREPAID, TO BORROWER (ON BEHALF OF ITSELF AND THE OTHER CREDIT PARTIES) AT ITS ADDRESS DESCRIBED IN SECTION 11.3, OR IF SERVED BY ANY OTHER MEANS PERMITTED BY APPLICABLE LAW.

P.            Use of Lender’s Name/Press Releases.  No Credit Party will use Lender’s name (or the name of any of Lender’s Affiliates) in connection with any of its business operations, except that any Credit Party may disclose to third parties simply that Borrowers have a borrowing relationship with Lender; provided, however, that Lender reserves the right to review and approve all materials that any Credit Party prepares that contain Lender’s name or describe this Agreement.  No Credit Party will, and will not permit its Affiliates to, in the future, issue any press release or other public disclosure using the name of Lender, GE Healthcare Financial Services or any of their respective Affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days prior written notice to and the prior written consent of Lender unless, and only to the extent that, such Credit Party or such Affiliate of such Credit Party is required to so disclose under law and then, in any event, such Credit Party or Affiliate will consult with Lender before issuing such press release or other public disclosure; provided, however, that with respect to any 10-Q and 10-K filings required to be made by any Borrower with the Securities and Exchange Commission, such Borrower may make such filings without consulting with Lender as described in this sentence.  Each Credit Party consents to the publication by Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement.  Nothing contained in this Agreement is intended to permit or authorize any Credit Party to make any contract on behalf of Lender.

Q.            Confidentiality.  Except as set forth in Section 11.16, no Credit Party will disclose the contents of this Loan Agreement and the other Loan Documents to any third party (including, without limitation, any financial institution or intermediary) without Lender’s prior written consent, other than (a) to any Credit Party’s officers and agents on a need-to-know basis, (b) as required or requested by any Governmental Authority or reasonably believed by such Credit Party to be compelled by any court decree, subpoena or legal or administrative order or process; (c) as, on the advice of such Credit Party’s counsel, is required by law; (d) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which a Credit Party is a party; or (e) that ceases to be confidential through no fault of such Credit Party.  Each Credit Party agrees to inform all such persons who receive information concerning this Agreement that such information is confidential and may not be disclosed to any other Person.  Lender agrees to use commercially reasonable efforts (equivalent to the efforts Lender applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties for a period of 2 years following receipt thereof, except that Lender may disclose such information (a) to Persons employed or engaged by Lender; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 11.17 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Lender’s counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Lender is a party; or (f) that ceases to be confidential through no fault of Lender.

R.            Waiver of Trial by Jury.  WITH RESPECT TO ANY CLAIMS OR DISPUTES PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS, EACH CREDIT PARTY HEREBY (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY EACH CREDIT PARTY, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A JURY TRIAL WOULD OTHERWISE ACCRUE.  LENDER IS HEREBY AUTHORIZED AND REQUESTED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES TO THIS AGREEMENT, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF EACH CREDIT PARTY’S WAIVER OF THE RIGHT TO JURY TRIAL.  FURTHER, EACH CREDIT PARTY HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDER (INCLUDING LENDER’S COUNSEL) HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO SUCH CREDIT PARTY THAT LENDER WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

S.            Reserved.

T.            MyAccountSM.  In consideration of being given access to and the right to use the MyAccount website and service of Lender, Borrowers hereby agree to the terms and conditions set forth on Annex XI hereto, as such may be amended by Lender from time to time by posting revised terms and conditions on the MyAccount website.  In the event Borrower Representative elects not to utilize the MyAccount website to electronically submit a Borrowing Base Certificate to Lender in connection with a request for an Advance, Lender will be entitled to assess a fee equal to Twenty Five Dollars ($25) for each such request.

XII.
CROSS-GUARANTY

A.            Cross-Guaranty.  Each Borrower hereby agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Lender and its respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and  performance of, all Obligations owed or hereafter owing to Lender by each other Borrower.  Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Article XII shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Article XII shall be absolute and unconditional, irrespective of, and unaffected by,

1.             the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

2.             the absence of any action to enforce this Agreement (including this Article XII) or any other Loan Document or the waiver or consent by Lender with respect to any of the provisions thereof;

3.             the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Lender in respect thereof (including the release of any such security);

4.             the insolvency of any Credit Party; or

5.             any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

B.            Waivers by Borrowers.  Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Lender to marshall assets or to proceed in respect of the Obligations guaranteed hereunder against any other Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower.  It is agreed among each Borrower and Lender that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Article XII and such waivers, Lender would decline to enter into this Agreement.

C.            Benefit of Guaranty.  Each Borrower agrees that the provisions of this Article XII are for the benefit of Lender and its respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Lender, the obligations of such other Borrower under the Loan Documents.

D.            Subordination of Subrogation, Etc.  Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 12.7, each Borrower hereby  expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement,  exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash.  Each Borrower acknowledges and agrees that this subordination is intended to benefit Lender and shall not limit or otherwise affect such Borrower’s liability hereunder or the enforceability of this Article XII, and that Lender and its respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 12.4.

E.             Election of Remedies.  If Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non judicial sale or enforcement, Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Article XII.  If, in the exercise of any of its rights and remedies, Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Borrower hereby consents to such action by Lender and waives any claim based upon such action, even if such action by Lender shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by Lender.  Any election of remedies that results in the denial or impairment of the right Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations.  In the event Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Lender but shall be credited against the Obligations.  The amount of the successful bid at any such sale, whether Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the  Obligations guaranteed under this Article XII, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Lender might otherwise be entitled but for such bidding at any such sale.

F.             Limitation.  Notwithstanding any provision herein contained to the contrary, each Borrower’s liability under this Article XII (which liability is in any event in addition to amounts for which such Borrower is primarily liable under Article II) shall be limited to an amount not to exceed as of any date of determination the greater of:

1.             the net amount of all Loans advanced to any other Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower; and

2.             the amount that could be claimed by Lender from such Borrower under this Article XII without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower’s right of contribution and indemnification from each other Borrower under Section 12.7.

G.            Contribution with Respect to Guaranty Obligations.

1.             To the extent that any Borrower shall make a payment under this Article XII of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitment, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

2.             As of any date of determination, the “Allocable Amount” of any Borrower shall be equal to the maximum amount of the claim that could then be recovered from such Borrower under this Article XII without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

3.             This Section 12.7 is intended only to define the relative rights of Borrowers and nothing set forth in this Section 12.7 is intended to or shall impair the obligations of Borrowers,  jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 12.1.  Nothing contained in this Section 12.7 shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, fees and expenses with respect thereto for which such Borrower shall be primarily liable.

4.             The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrower to which such contribution and indemnification is owing.

5.             The rights of the indemnifying Borrowers against other Credit Parties under this Section 12.7 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Commitment.

H.            Liability Cumulative.  The liability of Borrowers under this Article XII is in addition to and shall be cumulative with all liabilities of each Borrower to Lender under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, intending to be legally bound, the parties have caused this Agreement to be executed as of the date first written above.

Revolving Loan Commitment:	LENDER:
$5,000,000
GENERAL ELECTRIC CAPITAL CORPORATION,
a Delaware corporation

By:
Name:
Title: Its Duly Authorized Signatory

BORROWERS:

CLARIENT, INC.,
a Delaware corporation

By:
Name:
Title:

CLARIENT DIAGNOSTIC SERVICES, INC.
a Delaware corporation

By:
Name:
Title:

CLRT ACQUISITION, LLC
a Delaware limited liability company

By: Clarient, Inc., its sole member

By:
Name:
Title:

ANNEX I

[Intentionally Omitted]

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ANNEX II

[Intentionally Omitted]

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ANNEX III

[Intentionally Omitted]

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ANNEX IV

CASH MANAGEMENT SYSTEM

Borrowers shall maintain a lockbox (a “Lockbox” or the “Primary Lockbox”) with a United States depository institution reasonably acceptable to Lender (the “Lockbox Bank”), and shall execute with the Lockbox Bank a lockbox agreement in form and substance reasonably satisfactory to Lender (such agreement, a “Government Receivables Account Agreement”), and such other agreements related to such lockbox agreement as Lender may reasonably require; provided, however, that Lender shall not perfect its security interest in any Primary Lockbox by means of “control” under the UCC.  Each Credit Party shall ensure that all collections of Government Accounts are paid directly from Government Payors into the Primary Lockbox for deposit into the related Lockbox Account of the applicable Borrower, and that all funds deposited into such Lockbox Account are transferred daily into a depository account owned by Lender (the “Collection Account”).  Notwithstanding anything to the contrary set forth in this clause (a), Comerica Bank may follow the instructions relating to the payment of certain drawn but unpaid checks pursuant to the terms and conditions of Section 4(d) of that certain Government Receivables Lockbox Account Agreement, dated as of September 29, 2006, by and among CDI, Lender and Comerica Bank.

1.             Borrowers shall establish and maintain a second lockbox (also herein referred to as a “Lockbox” or the “Second Lockbox”) with the Lockbox Bank, subject to the provisions of this Agreement, and shall execute with the Lockbox Bank a second lockbox agreement in form and substance satisfactory to Lender, and such other agreements related to such lockbox agreement as Lender may require. Each Credit Party shall (1) within 5 Business Days after the Closing Date, send written notice to all Account Debtors other than Government Payors to make payments directly to the Second Lockbox and (2) within 90 days after the Closing Date, ensure that all collections of Accounts due from Account Debtors other than Government Payors and all other proceeds of Collateral are paid directly from such Account Debtors into the Second Lockbox for deposit into the related Lockbox Account of the applicable Borrower.  Each Credit Party shall ensure that all funds deposited into such Lockbox Account are transferred daily into the Collection Account.

2.             Notwithstanding anything in any lockbox agreement to the contrary, Borrowers agree that they shall be liable for any fees and charges in effect from time to time and charged by the Lockbox Bank in connection with the Lockbox and the Lockbox Account, and that Lender shall have no liability therefor.  Borrowers further acknowledge and agree that, to the extent such fees and charges are not paid by Borrowers directly but are satisfied using collections in the Lockbox Account, such fees and charges shall be deemed to be Revolving Loans made by Lender under the Agreement and, to the extent that the payment of such fees or charges by Borrowers as provided herein results in any over-advance under the Agreement, Borrowers agree to immediately (upon notice from Lender) repay to Lender the amount of such over-advance.

3.             Lender shall apply, on a daily basis, all funds transferred into the Collection Account to reduce the outstanding Obligations; provided that such reduction of the Obligations shall not result in any fees or expenses pursuant to Section 10.4(d).  To the extent that any collections of

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Accounts or proceeds of other Collateral are not sent directly to a Lockbox but are received by a Credit Party, such collections shall be held in trust for the benefit of Lender and immediately remitted, in the form received, to the Lockbox Bank for transfer to the Collection Account immediately upon receipt by any Credit Party.

4.             All funds transferred from the Collection Account for application to Borrowers indebtedness to Lender shall be applied to reduce the Loan balance, but for purposes of calculating interest shall be subject to one (1) Business Day clearance period.  If a credit balance exists with respect to the Collection Account, such credit balance shall not accrue interest in favor of Borrowers, but shall be available to Borrowers at any time or times for so long as no Event of Default exists.

5.             Borrower Representative shall maintain, in its name, an account (the “Borrower Account”) at a bank acceptable to Lender into which Lender shall, from time to time, deposit proceeds of Advances made to Borrowers pursuant to Section 2.1.  The Borrower Representative may designate a new account as the Borrower Account at a bank acceptable to Lender by giving notice to Lender pursuant to Section 11.3.

6.             Each of Borrowers shall have entered into tri-party blocked account agreements (individually, a “Blocked Account Agreement”) with Lender, and the applicable Borrower and Subsidiaries thereof, as applicable, in form and substance reasonably acceptable to Lender, which shall become operative on or prior to the Closing Date covering all accounts of any Credit Party other than (x) the Lockbox Accounts referenced above, (y) any payroll accounts and (z) the Escrow Account (collectively, the “Blocked Accounts”).  Each such Blocked Account Agreement shall provide, among other things, that (i) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment and (ii) from and after the Closing Date (A) such bank agrees, from and after the receipt of a notice (an “Activation Notice”) from Lender (which Activation Notice may be given by Lender at any time at which an Event of Default has occurred and is continuing (any of the foregoing being referred to herein as an “Activation Event”)), to forward immediately all amounts in each such Blocked Account to the Collection Account and to commence the process of daily sweeps from such Blocked Account into the applicable Collection Account and (B) such bank agrees from and after the receipt of an Activation Notice from Lender upon the occurrence of an Activation Event, to immediately forward all amounts received in the applicable Blocked Account to the Collection Account through daily sweeps.  From and after the date Lender has delivered an Activation Notice to any bank with respect to any Blocked Account(s), no Borrower shall, or shall cause or permit any Subsidiary thereof to, accumulate or maintain cash in disbursement accounts or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

7.             Each Borrower hereby agrees not to make any deposits into the Escrow Account from and after the Closing Date.

(i)            With respect to account number 9954221827 maintained by CLRT with Wells Fargo Bank, N.A., the Borrowers hereby agree that (a) Borrowers shall not

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maintain more than $50,000 in such account at any time and (b) Borrowers shall cause such account to be closed within 90 days after the Closing Date.

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ANNEX V

CONDITIONS PRECEDENT TO EFFECTIVENESS OF
AGREEMENT
AND INITIAL EXTENSION OF CREDIT

The obligation of Lender to enter into and perform the Agreement and to make an initial Extension of Credit at the Closing is subject to the satisfaction of each and every condition precedent set forth below:

Lender shall have received the following Loan Documents, instruments, agreements, evidences and legal opinions, in each case in form and substance reasonably satisfactory to Lender and dated as of the Closing Date unless otherwise indicated:

a.             this Agreement or counterparts hereof duly executed;

b.             duly executed Note;

c.             duly executed Intercompany Note;

d.             duly executed Lockbox Agreements and any other account control agreements required pursuant to Annex IV;

e.             duly executed Pledge Agreement, together with any (1) certificates evidencing ownership interests and undated stock transfer powers and (2) all notes evidencing Indebtedness pledged thereunder (including, without limitation, the Intercompany Note) and related endorsements;

f.              duly executed powers of attorney from each Credit Party;

g.             duly executed legal opinion of Latham & Watkins LLP, counsel to Credit Parties;

h.             duly executed Comerica Subordination Agreement and Safeguard Subordination Agreement;

i.              local counsel opinions, if any;

j.              duly executed certificate of the Borrowers dated as of the Closing Date, in substantially the form attached hereto as Exhibit C, including a certificate of incumbency with respect to each authorized signatory of the Borrowers, together with the following items: (A) a true, complete and correct copy of the organizational documents of the Borrowers as in effect on the Closing Date, (B) certificates of good standing for the Borrowers issued by the Secretary of State or similar state official for the state of formation of the Borrowers and for each state in which the Borrowers are required to qualify to do business, (C) a true, complete and correct copy of the resolutions of the Borrowers authorizing the Borrowers to execute, deliver and perform this Agreement and the other

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Loan Documents, and (D) a true, complete and correct copy of any members’ agreements or voting agreements in effect with respect to the Stock of the Borrowers;

k.             a solvency certificate, substantially in the form of Exhibit D, from Responsible Officer of the Borrower Representative, certifying that the Credit Parties taken as a whole and each Borrower, after giving effect to the initial Loans to be advanced on the Closing Date, are solvent and the representations and warranties combined in Article IV are true and correct as of the Closing Date;

l.              insurance certificates in form and substance reasonably satisfactory to the Lender demonstrating that the insurance policies required by Annex IX are in full force and effect and have all endorsements required by such Annex IX;

m.            such landlord waivers as the Lender may reasonably request, including, without limitation, a landlord’s agreement for the property located at 31 Columbia, Aliso Viejo, California 92656; and

n.             all such other documents as the Lender may reasonably request, certified by an appropriate governmental official or Responsible Officer if so requested.

8.             Lender shall have received the fees required to be paid by the Borrowers on the Closing Date in the respective amounts specified in Section 2.5 and Borrowers shall have reimbursed Lender for all fees, costs and expenses of Closing payable pursuant to Section 10.1 and presented as of the Closing Date; and

9.             Lender shall have completed its business and legal due diligence with results reasonably satisfactory to Lender, which shall include, but not be limited to:

a.             The organizational and capital structure of Borrowers and the terms and conditions of all Indebtedness of Borrower shall be reasonably acceptable to Lender;

b.             Lender shall have received all searches required by Section 3.5 of the Agreement with results reasonably satisfactory to Lender; and

c.             Lender shall have received copies of Borrowers’ Medicaid and Medicare Provider numbers and agreements and copies of contracts between any Borrower and any commercial issuer or other account debtor of Borrowers.

10.           Lender shall have received an IRS Form 8821, in form and substance reasonably satisfactory to Lender.

11.           Lender shall have received certified copies of the Comerica Debt Documents as of the Closing Date, together with a certificate from a Responsible Officer of Clarient certifying that no Defaults or Events of Default exist or, after giving effect to the transactions contemplated thereunder, will exist under (and as defined in) the Comerica Debt Documents as of the Closing Date.

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12.           Lender shall have received at least five (5) Business Days prior to the Closing Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, but not limited to, the USA PATRIOT Act.

13.           Borrowers shall deliver evidence satisfactory to Lender that the business and assets acquired in the Trestle Acquisition are free and clear of all Liens (other than Permitted Liens).

14.           In connection with the Trestle Acquisition, Lender shall have received, in form and substance reasonably satisfactory to Lender, copies of the acquisition agreement and related agreements and instruments, and all opinions, certificates, lien search results and other documents reasonably requested by Lender (in each case to the extent that the same exist and have been received by any Credit Party).

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ANNEX VI

POST CLOSING OBLIGATIONS

 (1)          Within 60 days after the Closing Date, Lender shall have received evidence, in form and substance reasonably satisfactory to it, that either (a) the tax lien filing # 05-7045645248 (in the amount of $2,291.27) naming the State of California Employment Development Dept. as lienholder and ChromoVision Medical Systems, Inc. as debtor has been terminated or (b) the parties have repaid such tax lien and taken all administrative action necessary in order to formally request that such lien be released.

 (2)          Within 60 days after the Closing Date, Lender shall have received evidence, in form and substance reasonably satisfactory to it, that either (a) the tax lien filing # 2005000834738 (in the amount of $2,291.27) naming State of California Employment Development Dept. as lienholder and ChromoVision Medical Systems, Inc. as debtor has been terminated or (b) the parties have repaid such tax lien and taken all administrative action necessary in order to formally request that such lien be released.

(3)           Commencing within a reasonable period of time following the Closing Date, Borrowers shall use commercially reasonable efforts to either (a) enter into an amendment to or replacement of the Olympus Agreement permitting Lender to receive a security interest in inventory sold from time to time by Olympus America, Inc., Scientific Equipment Products Group to Borrowers or (b) provide to Lender the consent of Olympus America, Inc., Scientific Equipment Products Group to the granting of a security interest by Borrowers in favor of Lender in inventory sold from time to time by Olympus America, Inc., Scientific Equipment Products Group to Clarient, in form and substance reasonably satisfactory to Lender.

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ANNEX VII

FINANCIAL STATEMENTS, REPORTS AND OTHER DOCUMENTS

Monthly Statements.  Borrower Representative will furnish to Lender, in form acceptable to Lender, as frequently as Lender may request and in any event, (i) not later than fifteen (15) days following the end of each calendar month, (A) a sales and collections report and accounts receivable aging schedule, which shall include, without limitation, a report of sales, credits issued, and collections received and (B) a payables aging schedule; and (ii) not later than thirty (30) days following the end of each calendar month,  internally prepared monthly financial statements for the Credit Parties on a consolidated and consolidating basis (including, without limitation, a balance sheet and statement of earnings), accompanied by management analysis and actual vs. budget variance reports.

15.           Quarterly Statements.  To the extent not already required pursuant to Section (a) above, Borrower Representative will furnish to Lender, in form acceptable to Lender within forty-five thirty (45) days after the end of each of Borrowers’ fiscal quarters, internally prepared quarterly financial statements for the Credit Parties on a consolidated and consolidating basis (including, without limitation, a balance sheet and statement of earnings)  (as compared to figures for the corresponding periods in such prior fiscal quarter).

16.           Annual Statements.  Borrower Representative will furnish to Lender, in form acceptable to Lender (i) within thirty (30) days after the end of each of Borrowers fiscal years, operating plan, annual projections, profit and loss statements, balance sheets, cash flow reports (prepared on a monthly basis), and excess Borrowing Availability projections for the Credit Parties on a consolidated and consolidating basis for the then-current fiscal year; (ii) within sixty (60) days after the end of each of Borrower’s fiscal years, internally prepared annual financial statements for the Credit Parties on a consolidated and consolidating basis (including, without limitation, a balance sheet and statement of earnings)  (as compared to figures for the corresponding periods in the prior fiscal year); (iii) within ninety (90) days after the end of each of Borrower’s fiscal years, annual audited financial statements for the Credit Parties (including, without limitation, a balance sheet and statement of earnings) prepared by a firm of independent public accountants reasonably satisfactory to Lender, (as compared to figures for the corresponding periods in the prior fiscal year), which shall be accompanied by an unqualified opinion, which shall be in scope and substance reasonably satisfactory to the Lender, of an independent public accountant of recognized national standing reasonably acceptable to the Lender.

17.           Additional Reports. Borrower Representative will furnish to Lender, in form reasonably acceptable to Lender, as frequently as Lender may reasonably request and in any event, (i) promptly upon receipt thereof, copies of any reports submitted to any Credit Party by its independent accountants in connection with any interim audit of the books of such Credit Party and copies of each management control letter provided to such Credit Party by its independent accountants; (ii) as soon as available, copies of all financial statements and notices provided by the Credit Parties to all of its equity holders; (iii) on the last business day of every month, evidence satisfactory to Lender that all federal and state taxes, including, without limitation, payroll taxes,

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that are due have been paid in full; and (iv) such additional information, reports or statements as Lender may from time to time request.  Borrowers shall keep current and accurate Books of Records in which full and correct entries will be made of all of its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP and on a consolidated basis.

18.           CFO’s Certificate.  Together with (i) the monthly financial statements delivered pursuant to Section (a)(ii) above, (ii) the quarterly financial statements delivered pursuant to Section (b)(ii) above and (iii) the audited annual financial statements delivered pursuant to Section (c)(iii) above, Borrower Representative shall deliver to Lender a certificate of its chief financial officer, in the form attached hereto as Exhibit E:

a.             setting forth the information (including detailed calculations) required to establish whether the Credit Parties are in compliance with the covenants set forth in the Agreement as of the end of the period covered by the financial statements then being furnished; and

b.             stating that such officer has reviewed the relevant terms of the Agreement, and has made (or caused to be made under such officer’s supervision) a review of the transactions and conditions of the Credit Parties from the beginning of the accounting period covered by the income statements being delivered to the date of the certificate, and that such review has not disclosed the existence during such period of any fact, event or circumstance that constitutes a Default, and if any such condition or event existed during such period or now exists, specifying the nature and period of existence thereof and what action the Credit Parties have taken or propose to take with respect thereto.

19.           Post-Default Reports.  After the occurrence and during the continuance of an Event of Default, each of the Credit Parties, at their own expense, shall cause the certified public accountant then engaged by such Credit Party to prepare and deliver to Lender at any time and from time to time, promptly upon Lender’s request, the following reports:  (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; (iv) test verifications of such Accounts; and (v) such other reports, agings or information as Lender may request.  During the continuance of an Event of Default, Borrowers, at their own expense, shall cause their certified independent public accountants to deliver to Lender the results of any physical verifications of all or any portion of the Inventory made or observed by such accountants when and if such verification is conducted. During the continuance of an Event of Default, Lender shall be permitted to observe and consult with Borrowers’ accountants in the performance of these tasks.

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ANNEX VIII

COLLATERAL REPORTS

Borrower Representative shall deliver to Lender, as required, the various Collateral Reports (including Borrowing Base Certificates) at the times and in the manner set forth below:

To Lender, upon its request, and in any event no less frequently than 12:00 p.m. (New York City time) on (i) the date that is fifteen (15) days following the end of each calendar month and (ii) solely with respect to Borrowing Base Certificates, on the date of each request for an Advance (together with a copy of all or any part of the following reports requested by the Lender in writing after the Closing Date), each of the following reports, each of which shall be prepared by the Borrower Representative as of the last day of the immediately preceding fiscal month:

(i)            a Borrowing Base Certificate, detailing the ineligible Accounts for adjustments to the Borrowing Base, certified as true and correct by a Responsible Officer of the Borrower Representative and accompanied by such supporting detail and documentation as shall be requested by Lender in its reasonable discretion; and

(ii)           a monthly trial balance showing Accounts outstanding aged from invoice date as follows:  1 to 30 days; 31 to 60 days; 61 to 90 days; 91 to 120 days; and 121 days or more, accompanied by such supporting detail and documentation as shall be requested by Lender in its reasonable discretion;

20.           To Lender, promptly upon request by Lender from time to time (together with a copy of all or any part of such delivery requested by the Lender in writing after the Closing Date), collateral reports including all additions and reductions (cash and non-cash) with respect to Accounts in each case accompanied by such supporting detail and documentation as shall be requested by Lender in its reasonable discretion each of which shall be prepared as of the last day of the immediately preceding week or the date two (2) days prior to the date of any such request;

21.           To Lender, at the time of delivery of each of the monthly financial statements delivered pursuant to subpart (a) of Annex VII:

a.             a reconciliation of the Accounts trial balance to the most recent Borrowing Base Certificate, general ledger and monthly financial statements delivered pursuant to subpart (a) of Annex VII, in each case accompanied by such supporting detail and documentation as shall be requested by Lender in its reasonable discretion;

b.             an aging of accounts payable and a reconciliation of such accounts payable aging to the general ledger and monthly financial statements delivered pursuant to subpart (a) of Annex VII, in each case accompanied by such supporting detail and documentation as shall be requested by Lender in its reasonable discretion; and

c.             a reconciliation of the outstanding Advances as set forth in the monthly Loan Account statement provided by Lender to the general ledger and monthly financial statements delivered pursuant to subpart (a) of Annex VII, in each case

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accompanied by such supporting detail and documentation as shall be requested by Lender in its reasonable discretion;

22.           To Lender, at the time of delivery of each of the annual financial statements delivered pursuant to subpart (c) of Annex VII, (i) a listing of government contracts of the Borrower subject to the Federal Assignment of Claims Act of 1940; and (ii) a list of any applications for the registration of any patent, trademark or copyright filed by any Borrower with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in the prior fiscal quarter;

23.           To the Lender, the results of each physical verification, if any, that the Borrower may have made, or caused any other Person to have made on its behalf, of all or any portion of their Inventory (and, if an Event of Default has occurred and is continuing, the Borrower shall, upon the request of Lender, conduct, and deliver the results of, such physical verifications as Lender may require);

24.           To the Lender, such appraisals of its assets as Lender may request at any time after the occurrence and during the continuance of an Event of Default, such appraisals to be conducted by an appraiser, and in form and substance reasonably satisfactory to Lender;

25.           To Lender, within two (2) Business Days after receipt thereof, copies of (i) any and all default notices received under or with respect to any leased location or public warehouse where any Collateral is located, and (ii) such other notices or documents with respect to any owned or leased Real Property of any Borrower as Lender may reasonably request;

26.           To Lender, within two (2) Business Days after receipt thereof, copies of any material amendments to any Real Property leases of any Borrower;

27.           To Lender, in the event that the aggregate Olympus Obligations exceed $25,000 at any time, within the earlier of (A) 5 Business Days after such occurrence or (B) 1 Business Day after any Responsible Officer of any Credit Party has knowledge of such occurrence, a Borrowing Base Certificate reflecting the application of the Olympus Reserve to the Borrowing Base; and

28.           Such other reports, statements and reconciliations with respect to the Borrowing Base, Collateral or Obligations of any Borrower as Lender shall from time to time request in its reasonable discretion.

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ANNEX IX

INSURANCE

Each Credit Party shall, at its sole cost and expense, maintain public liability and professional liability insurance with responsible companies reasonably satisfactory to Lender in such amounts and against such risks as are customarily maintained by similar businesses and by owners of similar property in the same general area.

29.           If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required under this Annex IX, or to pay all premiums relating thereto, Lender may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Lender deems advisable; provided that Lender shall have no obligation to obtain insurance for such Credit Party or pay any premiums therefor, but to the extent it does obtain such insurance or pay such premiums, Lender shall not be deemed to have waived any Default arising from such Credit Party’s failure to maintain such insurance or pay any premiums therefor.  All sums so disbursed by Lender hereunder, including reasonable attorneys’ fees, court costs and other charges related thereto, shall be payable on demand by the affected Credit Party to Lender and shall constitute additional Obligations hereunder secured by the Collateral.

30.           Lender reserves the right at any time upon any change in any Credit Party’s risk profile (including any change in the product or patient mix maintained by Borrower or any laws affecting the potential liability of any Credit Party) to require additional forms and limits of insurance to, in Lender’s opinion, adequately protect Lender’s interest in all or any portion of the Collateral and to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry.  If reasonably requested by Lender, such Credit Party shall deliver to Lender from time to time a report of a reputable insurance broker, reasonably satisfactory to Lender, with respect to its insurance policies.

31.           On or before the Closing Date, Borrower Representative shall deliver to Lender endorsements to all of its (a) “All Risk” and business interruption insurance policies naming Lender as loss payee or Lender loss payee, and (b) general liability and other liability policies naming Lender as an additional insured.  All of Credit Parties’ policies of insurance on its real and personal property will contain an endorsement, in form and substance acceptable to Lender, showing loss payable to Lender (Form 438 BFU or equivalent) and extra expense and business interruption endorsements.  Such endorsement, or an independent instrument furnished to Lender, will provide that the insurance companies will give Lender at least thirty (30) days (or, with respect to cancellation due to non-payment, ten (10) days) prior written notice before any such policy or policies of insurance shall be altered, amended, canceled or not renewed and that no act or default of Credit Parties or any other Person shall affect the right of Lender to recover under such policy or policies of insurance in case of loss or damage.  Each Credit Party shall direct all present and future insurers under its “All Risk” policies of insurance to pay all proceeds payable thereunder directly to Lender.  If any insurance proceeds are paid by check, draft or other instrument payable to any Credit Party and Lender jointly, Lender may endorse such Credit Party’s name thereon and do such other things as Lender may deem advisable to reduce the same to cash.

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ANNEX X

FINANCIAL COVENANTS

Definitions.  For purposes of this Annex X, the following terms shall have the meanings set forth below:

“Balance Sheet Cash” means, as at the date of determination, the amount of unrestricted cash on hand plus unrestricted cash on deposit as shown on the consolidated balance sheet of Borrowers in accordance with GAAP.

“Capital Expenditures” means, for the applicable period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities during such period and excluding that portion of any capital leases (except any cash down payment) which is capitalized on the consolidated balance sheet of Borrowers), net of cash amounts received by Borrowers from other Persons during such period in reimbursement of Capital Expenditures made by Borrowers, excluding interest capitalized during construction by Borrowers during such period, that, in conformity with GAAP, are required to be included in or reflected by the property, plant, equipment or intangibles or similar fixed asset accounts reflected in the consolidated balance sheet of Borrowers (including equipment that is purchased simultaneously with the trade-in of existing equipment owned by Borrowers to the extent of the gross amount of such purchase price less the book value of the equipment being traded in at such time), but excluding expenditures made in connection with the replacement or restoration of assets, to the extent reimbursed or financed from insurance proceeds paid on account of the loss of or the damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced.

“EBITDA” means, for any twelve (12) month period, or, as used in the definition of “Operating Cash Requirements,” for any one (1) month period, as applicable, on a trailing basis, without duplication, the total of the following, all of which shall be determined by Lender in its sole credit judgment: (i) net income determined in accordance with GAAP, plus (ii) to the extent included in the calculation of net income, the sum of (A) income taxes paid or accrued (excluding any amounts Borrower includes in its sales, general and administrative expenses), (B) interest expenses, net of interest income, paid or accrued, (C) amortization and depreciation, and (D) other non-cash charges (excluding accruals for cash expenses made in the ordinary course of business), (E) losses from sales or other dispositions of assets (other than inventory in the normal course of business) less (iii) to the extent included in the calculation of net income, the sum of (X) the income of any Person in which any Credit Party has a direct or indirect ownership interest, except to the extent such income is received by such Credit Party in a cash distribution during such period, (Y) gains from sales or other dispositions of assets (other than inventory in the normal course of business), and (Z) extraordinary or non-recurring gains and non-recurring losses.  EBITDA shall be measured on a consolidated basis and at the end of each calendar month throughout the Term, and on an accrued accounting basis.

“Fixed Charge Coverage Ratio” means, for any twelve (12) month period on a trailing basis (or with respect to the month ending on or before the date that is nine (9) months  after the Fixed Charge Coverage Ratio Testing Commencement Date, the period commencing on the first day of the three fiscal month period ending on the Fixed Charge Coverage Ratio Testing Commencement Date and ending on the last day of such month), the ratio of: (i) EBITDA less Capital Expenditures and less taxes paid in cash (net of cash refunds), to (ii) regularly scheduled payments of principal owed on Indebtedness of Borrowers (including, without limitation, the

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Loans), plus any interest on Indebtedness of Borrowers paid in cash.  The Fixed Charge Coverage Ratio shall be measured on a consolidated basis and at the end of each calendar month throughout the Term.

“Fixed Charge Coverage Ratio Testing Commencement Date” means the last day of the third consecutive fiscal month during which, for the first time since the Closing Date, the Borrowers’ Operating Cash Requirements exceed $0.

“Intangible Assets” means all intangible assets including, without limitation, goodwill, intellectual property, licenses, organizational costs, deferred amounts, covenants not to compete, unearned income and restricted funds, all as determined in accordance with GAAP.

“Net Worth” means with respect to Clarient as of any date of determination, the sum of Stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of Clarient and its Subsidiaries, minus Intangible Assets, plus any other debt incurred by Clarient or its Subsidiaries that is subordinated to the Obligations, other than the debt incurred by Clarient pursuant to the Comerica Debt Documents, on a consolidated basis determined in accordance with GAAP.

“Operating Cash Requirements” means, as at any date of determination, EBITDA for the last full month immediately preceding such date of determination less (i) Capital Expenditures less (ii) interest expense less (iii) scheduled principal payments, in each case, paid in cash during such month.

32.           Financial Covenants.

a.             As of the end of each fiscal month beginning after the Closing Date and until the Fixed Charge Coverage Ratio Testing Commencement Date, the sum of (x) Balance Sheet Cash, plus (y) Borrowing Availability under this Agreement at such time, plus (z) the maximum principal amount that could be borrowed at such time by Clarient under the Comerica Debt Documents shall be not less than the greater of (A) the sum of Operating Cash Requirements times negative three (3) or (B) $500,000; and

b.             As of the end of each fiscal month beginning on the Fixed Charge Coverage Ratio Testing Commencement Date and thereafter, Borrowers shall not allow their Fixed Charge Coverage Ratio to fall below a ratio of 1.0 to 1.0.

The CFO’s Certificate delivered pursuant to subpart (e) of Annex VII shall set forth calculations of each of the foregoing financial covenants for such fiscal month.

33.           Minimum Net Worth.  Clarient shall not at any time allow its Net Worth to fall below Zero Dollars ($0.00).

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ANNEX XI

MY ACCOUNTSM TERMS

The MyAccount service is an electronic service provided by Lender and its Affiliates, which (a) provides each Borrower with electronic access via the World Wide Web to information regarding its loan account(s) under the Agreement through the use of web browsers and (b) allows each Borrower to electronically submit Borrowing Base certificates to Lender in connection with requests for Revolving Loans.   By accessing and/or using the MyAccount service, each Borrower agrees to accept and abide by the following terms and conditions as well as the Privacy Policy posted on the MyAccount site (the “Privacy Policy”) for each use and access of this service.

1.             CHANGES TO TERMS AND CONDITIONS:  Lender reserves the right, at its sole discretion, to change, modify, add or remove any portion of these Terms and Conditions, including the Privacy Policy, in whole or in part, at any time.  Notification of changes in these Terms and Conditions and/or the Privacy Policy will be posted on the MyAccount site.  Changes in these Terms and Conditions will be effective when notice of such changes has been posted.  Each Borrower’s continued use of the MyAccount site after such changes are posted will constitute its agreement to such changed Terms and Conditions and/or the Privacy Policy.

2.             CHANGES TO SERVICE AND TERMINATE ACCESS:  Lender may change, modify, remove, suspend terminate or discontinue any aspect of the MyAccount site or service at any time without notice or liability.  Lender, in its sole discretion, may also impose limits or restrictions on certain services, features or content, terminate any Borrower’s access to parts or all of the MyAccount site or service and terminate all rights and licenses contained in these Terms and Conditions without notice or liability.

3.             PASSWORDS:  Lender will issue to each Borrower  a user name, password or other access codes or security items (collectively, “Passwords”).  Each Borrower will be solely responsible for the use and proper protection of the Passwords.  Each Borrower agrees to take all reasonable precautions to protect the security and integrity of the Passwords and to prevent their unauthorized use. The MyAccount service is a private computer system. Access to the MyAccount service is restricted to those who have Passwords.  Each Borrower’s Passwords should never be shared with anyone and no such Borrower may allow anyone other than an authorized officer of such Borrower to use them.  Each Borrower will be solely responsible for all actions taken that use its Passwords, including all transmissions by such Borrower of electronic records and electronic signatures, other than actions involving the unauthorized use of such Passwords by Lender and/or its Affiliates.  “Electronic records” refer to a record or information created, generated, sent, communicated, received or stored electronically, such as any Borrower’s financial data and Borrowing Base certificates in connection with requests for Revolving Loans. Each Borrower will immediately notify Lender in writing if any Borrower becomes aware of any unauthorized access or use of its Passwords and/or the MyAccount service, or if such Borrower’s Passwords are lost or stolen.  Such notice shall not release such Borrower from responsibility for such loss, theft, unauthorized access or use of its Passwords and/or the MyAccount service, or any other losses that may be incurred by Lender.  Lender shall be entitled to assess each Borrower’s Passwords and, if

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Lender determines that any Borrower is using Passwords that Lender considers insecure, Lender may at its discretion require any Borrower to change the Passwords and/or terminate such Borrower’s account.

Each Borrower shall be prohibited from using any services or facilities provided in connection with the MyAccount site to compromise its security or tamper with system resources and/or accounts. The use or distribution of tools designed for compromising security (e.g., password guessing programs, cracking tools or network probing tools) is strictly prohibited. If any Borrower becomes involved in any violation of system security, Lender reserves the right to release such Borrower’s details to system administrators at other websites in order to assist them in resolving security incidents. Lender reserves the right to investigate suspected violations of these Terms and Conditions.

Lender reserves the right to fully cooperate with any law enforcement authorities, or comply with any court order or subpoena requesting or directing Lender to disclose any information concerning a user or registered user of the MyAccount site. BY ACCEPTING THESE TERMS AND CONDITIONS EACH BORROWER WAIVES AND HOLDS HARMLESS LENDER FROM ANY CLAIMS RESULTING FROM ANY ACTION TAKEN BY LENDER DURING OR AS A RESULT OF ITS INVESTIGATIONS AND/OR FROM ANY ACTIONS TAKEN AS A CONSEQUENCE OF INVESTIGATIONS BY EITHER LENDER OR LAW ENFORCEMENT AUTHORITIES.

4.             CONSENT TO ELECTRONIC TRANSACTIONS:  At the MyAccount site, any Borrower may transmit and receive electronic records relating to its financial condition, the Loans or the Collateral and allow Lender to compute the Borrowing Base, availability within the Borrowing Base and other related calculations using electronic records and other information provided by such Borrower in lieu of submitting such information in writing and signed by an authorized officer of such Borrower.  Each Borrower’s affirmative actions in using the MyAccount site, such as clicking “I Accept”, “Submit”, “Yes”, “Go” and the like and uploading of data to Lender, signify that such Borrower agrees to, adopts and executes the action or electronic record with the intention to be legally bound, and the words “execution”, “signed”, “signature”, and words of like import in any Borrowing Base certificate given to Lender in connection with a request for a Revolving Loan shall be deemed to be satisfied by such affirmative actions.  Such affirmative actions will have the same legal force, effect, validity and enforceability as if an authorized officer of each Borrower affixed a written signature to the electronic record, and such electronic signature and electronic record shall be deemed to satisfy the writing and delivery requirements of any applicable law, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Maryland Uniform Electronic Transactions Act, or any other similar state laws based on the Uniform Electronic Transactions Act.  Each Borrower agrees to transmit and receive electronic records through the MyAccount service via the Internet using its Passwords.  Lender’s electronic or other properly stored copy of such electronic signatures and electronic records shall be deemed to be the true, complete, valid, authentic and enforceable copy of them.  No Borrower will transmit to Lender via the MyAccount site any message or other electronic record other than those expressly authorized by the MyAccount service. Each Borrower acknowledges that, regardless of whether it is using a web browser with security features, Lender is unable to ensure that data contained in any related Internet transmission

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between Lender and any Borrower will not be intercepted by third parties. Each Borrower agrees that Lender will not be liable should any such interception occur prior to receipt by Lender of any such data transmitted by any Borrower or after transmission by Lender of any such data to such Borrower.

5.             REPRESENTATIONS AND WARRANTIES:  In consideration of each Borrower’s use of and access to the MyAccount service, each Borrower agrees that each transmission of electronic signatures and electronic records using its Passwords via the MyAccount site shall be (i) deemed to be a representation and warranty by such Borrower that all such electronic records are true, correct and accurate when the record is sent and that the conditions in Section 4.2 of the Agreement have been satisfied and (ii) a restatement by such Borrower of each of the representations and warranties made by such Person in any Loan Document and a reaffirmation by such Borrower of the granting and continuance of Lender’s Liens pursuant to the Loan Documents.

6.             DUTY TO VERIFY TRANSMISSIONS:  Each Borrower shall independently verify all information and calculations computed by use of the MyAccount service and immediately inform Lender of any error.   No such error shall impair the validity of the Obligations, all of which shall be payable in full accordance with the Loan Documents and each Borrower hereby agrees that any such Loans made in excess of availability within the Borrowing Base or otherwise made in error shall be immediately due and payable.

7.             SECURITY PROCEDURES:  The MyAccount service uses encryption to preserve the security and integrity of each Borrower’s transmissions.  The parties agree that each Borrower’s Passwords affixed to or contained in an electronic record or electronic signature, together with the encrypted transmissions employed by the MyAccount service for detecting changes or errors in electronic records and electronic signatures, shall be sufficient security procedures to verify the origin of any such transmission or the identity or authority of the Person transmitting it. Each electronic signature and electronic record transmitted to Lender via the MyAccount service using any Borrower’s Passwords shall be the act of and attributable to such Borrower.

8.             USER CONDUCT:  Each Borrower agrees: (a) not to use the MyAccount service in any manner that could damage, disable, overburden or impair the MyAccount service; (b) not to share such Borrower’s Passwords with any other user or provide access to the MyAccount service or site to any other person authorized to act on such Borrower’s behalf. Any employee of any Borrower, or authorized third party (e.g., accounting company) who requires such access, and is approved by such Borrower’s User Administrator, should apply for their own Passwords; (c) not to upload, post, or otherwise transmit through or on the MyAccount site any viruses or other harmful, disruptive or destructive files; (d) not to knowingly post on the MyAccount service or site information which is untrue, incomplete or inaccurate; (e) not to transmit through or on the MyAccount site “spam”, chain letters, junk mail or any other type of unsolicited mass email to people or entities who have not agreed to be part of such mailings; (f) not to post or otherwise disseminate on or through the MyAccount site harassing, defamatory, libelous, tortious, offensive, threatening, obscene or otherwise unlawful communications or materials of any kind, or materials which infringe or violate any third party’s copyright, trademark, trade secrets, privacy or other proprietary or property right or that could constitute a criminal offense, give rise to civil liability or otherwise violate any applicable law; (g) not to use any robot, spider or other automatic device, or

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manual process to monitor, extract, collect, harvest or copy the web pages or any data or data fields contained at the MyAccount site including, but not limited to, personally identifiable information of any other user of the MyAccount site, or the names of customers of Lender or its Affiliates; (h) not to modify, assign, sublicense, sell or prepare derivative works of any materials on the MyAccount site nor to reproduce or publicly display, perform, distribute or otherwise use such materials except as expressly allowed herein; (i) to retain, on all copies of any materials downloaded, all copyright, trademark, and other proprietary notices contained in the materials; (j) not to interfere with the security of, or otherwise abuse, the MyAccount service, or any services, system resources,  accounts, servers or networks connected to or accessible through the MyAccount site or affiliated or linked sites; (k) not to disrupt or interfere with any other Person’s use and enjoyment of the MyAccount service or affiliated or linked sites; (l) not to use or attempt to use another’s account, service or system without authorization from Lender to create or use a false identity on the MyAccount service; (m) not to attempt to obtain unauthorized access to the MyAccount service or portions of the MyAccount service which are restricted from general access; and (n) to comply with all applicable laws that relate to its use or activities on the MyAccount service.

9.             SYSTEM REQUIREMENTS: The system requirements for use of the MyAccount service are Netscape Navigator [4.7] or higher or Internet Explorer [5.5] or higher, and Internet access which allow any Borrower to send and receive secure data transmissions.  Each Borrower acknowledges that it has the appropriate computer equipment and Internet access to use the MyAccount service and understands that its use of the Internet may incur certain operational costs such as monthly fees for a service provider.  Each Borrower agrees to notify Lender prior to modifying or replacing any of its software or hardware or report format which may affect the accuracy of the data required to be submitted under this Agreement through the continued use of the MyAccount service.  Each Borrower agrees to notify Lender at 1-301-961-1640 in the event that it no longer desires to use the MyAccount service offered by Lender.  Each Borrower will allow a reasonable amount of time to make appropriate changes to ensure proper delivery to such Borrower through other means.

10.           DISCLAIMER OF WARRANTIES:  Lender shall not be responsible for the accuracy, completeness or use of any information received by any Borrower through the MyAccount service. THE MyAccount SITE, INCLUDING ALL SOFTWARE, FUNCTIONS AND CONTENT, ARE PROVIDED ON AN “AS IS” OR “AS AVAILABLE” BASIS. NONE OF LENDER NOR ANY OF ITS AFFILIATES OR SUPPLIERS MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, STATUTORY OR ARISING FROM COURSE OF CONDUCT, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON-INFRINGEMENT.  LENDER, ITS AFFILIATES AND SUPPLIERS MAKE NO REPRESENTATION OR WARRANTY THAT ANY CONTENT, SOFTWARE OR FUNCTIONS ACCESSED THROUGH THE MyAccount SERVICE WILL BE UNINTERRUPTED OR ERROR FREE, THAT DEFECTS WILL BE CORRECTED, OR THAT THE MyAccount SERVICE OR THE SERVER THAT MAKES IT AVAILABLE IS FREE OF VIRUSES OR OTHER HARMFUL COMPONENTS.  LENDER RESERVES THE RIGHT, IN ITS SOLE DISCRETION, TO MAKE ANY CHANGES TO THE MyAccount SITE, THE MATERIALS AND THE PRODUCTS, PROGRAMS, SERVICES OR PRICES (IF ANY) DESCRIBED IN THE SITE AT ANY TIME WITHOUT NOTICE.

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11.           LIMITATION OF DAMAGES:  LENDER, ITS AFFILIATES AND SUPPLIERS SHALL NOT BE RESPONSIBLE TO ANY BORROWER OR ANY THIRD PARTY FOR ANY TRANSMISSIONS NOT ACTUALLY RECEIVED OR FOR MALFUNCTIONS IN COMMUNICATIONS FACILITIES WHICH MAY AFFECT THE ACCURACY OR TIMELINESS OF THE ELECTRONIC RECORDS SENT OR RECEIVED, OR FOR ANY LOSSES, ERRORS OR DELAYS ARISING OUT OF SUCH BORROWER’S USE OF ANY ACCESS SERVICE PROVIDER OR CAUSED BY ANY BROWSER SOFTWARE.  IN NO EVENT SHALL LENDER OR ITS AFFILIATES OR SUPPLIERS BE LIABLE FOR DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING BUSINESS INTERRUPTION, LOSS OF INFORMATION OR PROGRAMS OR OTHER DATA ON ANY BORROWER’S INFORMATION HANDLING SYSTEM) (EVEN IF EXPRESSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGES) RELATED TO SUCH BORROWER’S USE OR ACCESS TO, OR SUCH BORROWER’S INABILITY TO USE OR ACCESS, THE MyAccount SITE, ITS CONTENT OR FUNCTIONS OR ANY LINKED WEBSITE. IN NO EVENT SHALL THE AGGREGATE LIABILITY OF LENDER, ITS AFFILIATES AND SUPPLIERS ARISING FROM SUCH BORROWER’S USE OR ACCESS TO, OR SUCH BORROWER’S INABILITY TO USE OR ACCESS, THE MyAccount SITE, ITS CONTENT OR FUNCTIONS EXCEED ONE HUNDRED DOLLARS ($100), REGARDLESS OF THE CAUSE OF ACTION, WHETHER IN CONTRACT, TORT OR OTHERWISE. THE LIMITATION OF DAMAGES SET FORTH ABOVE IS A FUNDAMENTAL ELEMENT OF THE BASIS OF THE BARGAIN BETWEEN LENDER AND SUCH BORROWER. THIS SERVICE WOULD NOT BE PROVIDED WITHOUT SUCH LIMITATION.

The limitations of liability and disclaimers herein contained apply regardless of the form of action, whether in contract, warranty, strict liability, negligence or other tort and shall survive the termination of each Borrower’s use or access to the MyAccount service, a fundamental breach or breaches, or the failure of the essential purpose of contract or the failure of an exclusive remedy.

12.           INDEMNITY:  Each Borrower hereby indemnifies and agrees to defend (with counsel acceptable to Lender) and hold harmless Lender, its partners, officers, agents and employees (collectively, “Indemnitee”) from and against any liability, loss, cost, expense (including reasonable attorneys’ fees and expenses for both in-house and outside counsel), claim, damage, suit, action or proceeding ever suffered or incurred by Lender or in which Lender may ever be or become involved (whether as a party, witness or otherwise), in accordance with Section 9.2 of the Agreement, in connection with any claim of any nature arising out of their use of the MyAccount service.  Each Borrower also agrees to indemnify the Indemnitees from any breach of these Terms and Conditions by such Borrower, including use of any MyAccount site or service (other than as expressly authorized in these Terms and Conditions), or any allegation that information or materials that such Borrower provides to Lender infringes the intellectual property, confidentiality, or other rights of any third party. Each Borrower agrees that the Indemnitees will have no liability in connection with any such breach or unauthorized use, and Borrower agrees to indemnify any and all resulting loss, damages, judgments, awards, costs, expenses, and attorneys’ fees of the Indemnitees in connection therewith. Each Borrower will also indemnify and hold the Indemnitees harmless from any claims brought by third parties arising out of such Borrower’s use of the information accessed from the MyAccount site.

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13.           WAIVER AND RELEASE:  Each Borrower releases, discharges and holds harmless Lender and its Affiliates and their respective directors, officers, employees and agents from any and all liability, claims or causes of action (known or unknown) arising out of its or their negligence in connection with the MyAccount service including, without limitation, liabilities arising out of information posted on the MyAccount site or otherwise provided by Lender.  Each Borrower acknowledges that it has carefully read this waiver and release paragraph and fully understands that it is a release of liability. Each Borrower is waiving any right that it may have to bring a legal action to assert a claim against Lender or the other parties set out above for its or their negligence.

14.           NO CONFIDENTIAL, FIDUCIARY OR CONTRACTUALLY IMPLIED RELATIONSHIP WITH LENDER:  Each Borrower acknowledges that by using the MyAccount service, no confidential, fiduciary, contractually implied or other relationship is created between such Borrower and Lender other than the express contractual relationship provided in these Terms and Conditions and any other written agreement between such Borrower and Lender (including, without limitation, the Loan Documents).

15.           LICENSE TO LENDER TO USE INFORMATION: Lender does not claim ownership of the materials any Borrower may provide to Lender (including documents, feedback and suggestions), or upload, input or submit to the MyAccount service. However, by uploading files, inputting information or otherwise communicating on, to or through the MyAccount service, each Borrower hereby grants to Lender a perpetual, worldwide, irrevocable, non-exclusive, royalty-free, transferable (with right to grant sublicenses through multiple sublicenses) license to use, copy, adapt, distribute, display, reproduce, transmit, modify and edit such materials, in all media now known or hereafter developed, in each case in accordance with the terms of Section 16 below and the MyAccount Privacy Policy.

16.           AGREEMENT TO PRIVACY POLICY: Information will be collected, processed, used, communicated, and disclosed by Lender and its Affiliates for the purposes of monitoring any Borrower’s accounts and business, servicing any Borrower’s account, enforcing Lender’s rights, providing and offering products and services and to facilitate transactions any Borrower enters into with Lender and its Affiliates.  Any Borrower can find further information on the collection, use, communication and disclosure of its information in the MyAccount Privacy Policy. The Privacy Policy is incorporated by reference into these Terms and Conditions. Such information that any Borrower provides via the MyAccount site, together with information regarding the manner in which such Borrower uses the site, will be used, processed, communicated and disclosed as permitted by these Terms and Conditions, the Privacy Policy reproduced on the MyAccount site, other agreements between the parties related to such information, and as otherwise required by law.  In the event of any conflict between these Terms and Conditions and the Privacy Policy or any other terms on the site, these Terms and Conditions shall control.

17.           LINKS TO AND FROM OTHER SITES:  As a convenience to Borrowers, the MyAccount site may contain links to websites operated by other entities. If any Borrower follows those links, Borrower will leave the MyAccount site. If any Borrower decides to visit any linked website, such Borrower does so at its own risk and it is such Borrower’s responsibility to take all protective measures to guard against viruses or other destructive elements. Lender makes no

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warranty or representation regarding, and does not endorse, approve of, sponsor or recommend any linked websites or the information appearing thereon or any of the products or services described thereon. Links do not imply that Lender sponsors, endorses, is affiliated or associated with, or is legally authorized to use any trademark, trade name, logo or copyrighted material displayed in or accessible through the links, or that any linked site is authorized to use any trademark, trade name, logo or copyrighted material of General Electric Company, Lender, or any of their Affiliates or subsidiaries. Any such site may contain material, data or information provided, posted or offered by third parties, including but not limited to advertisements and postings in online community discussions. Each Borrower agrees that neither Lender nor its Affiliates, business partners or service providers shall have any liability whatsoever to such Borrower for any such third party material, data or information.

All links to the MyAccount site must be approved in writing by Lender except that Lender consents to links in which: (i) the link is a text-only link containing only the name “gehealthcarefinance.com” or the URL “http://www.gehealthcarefinance.com”; (ii) the link “points” only to “http://www.gehealthcarefinance.com” and not to deeper pages; (iii) the link, when activated by a user, displays this page full-screen in a fully operable and navigable browser window and not within a “frame” on the linked website; (iv) the appearance, position, and other aspects of the link may neither create the false appearance that an entity or its activities or products are associated with or sponsored by Lender  nor be such as to damage or dilute the goodwill associated with the name and trademarks of Lender. Lender reserves the right to revoke this consent to link at any time in its sole discretion.

18.           TELEPHONE AND COMMUNICATION CHARGES AND EQUIPMENT: Each Borrower shall be solely responsible for any and all telephone and other communications and equipment charges relating to its use of the MyAccount service.  All transmissions by any Borrower via the MyAccount service shall be at the sole risk of such Borrower and Lender shall not be responsible for any communications line failure, equipment or systems failure or other occurrence beyond Lender’s reasonable control.

19.           LIMITED LICENSE:  Subject to the terms and conditions set forth herein, Lender hereby grants to each Borrower a non-exclusive, non-transferable, revocable, limited right to access, use and display the MyAccount service, and the visible text, graphics and images thereon and to view and download such text, graphics and images only in connection with the uploading of data and submission of Borrowing Base certificates in connection with requests for Revolving Loans by Borrower in the United States.  No Borrower may modify, assign, sublicense, sell or prepare derivative works from such text, graphic or images or reproduce or publicly display, perform, distribute or otherwise use them for any public or commercial use.  No Borrower may print or copy the HTML or other computer programs that are viewable at the MyAccount site. No Borrower shall upload or transmit to Lender’s computer systems any computer virus, worm, time bomb or other harmful programming routine.  Except as expressly provided in these Terms and Conditions, Lender does not grant to any Borrower any express or implied right or license of any intellectual property including patent, trademark, copyright, trade secret or confidential information of Lender or any of its Affiliates.

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20.           SOFTWARE: Any software as well any files, images generated by such software, code and data accompanying such software (the “Software”) used or accessible through the MyAccount  service are the copyrighted works of Lender and/or its Affiliates and suppliers.  Lender retains full and complete title to any and all intellectual property rights it may own or license in the Software. Lender hereby grants to each Borrower a non-exclusive, non-transferable (without the right to grant sublicenses), revocable, limited license to use the Software for the sole purposes as provided in these Terms and Conditions.  Borrower may not reproduce, sell, distribute, copy, assign, sublicense, disassemble, decompile, modify or reverse engineer any of the Software or permit any other Person to do so.

21.           COPYRIGHT:  The MyAccount site, including without limitation its content and materials, Software, functions, organization, design compilation, magnetic translation, digital conversion, content, HTML code, graphics and other files and other matters related to this site, as well as their overall coordination, selection and arrangement (“Materials”) are protected by United States copyright laws, international conventions and other copyright laws. All rights are reserved. All Materials contained on the MyAccount site are protected by copyright, and are either owned, controlled or licensed by Lender.  Each Borrower agrees to comply with all applicable copyright laws in its use of the MyAccount site and to prevent any unauthorized copying of the Materials. Each Borrower shall abide by this and any and all additional copyright notices, information or restrictions contained in any of these Materials. Borrower may print the materials without the express written consent of Lender; provided that such Borrower maintains all copyright and other notices contained in such materials, but no Borrower may otherwise prepare derivative works based upon such content, nor may such content be modified, copied, distributed, framed, reproduced, republished, downloaded, displayed, posted, transmitted, or sold in any form or by any means, in whole or in part, without prior written permission of the copyright owner. No such activity may be competitive with or derogatory to Lender and no such express or implied right is granted. No Borrower shall distribute any of the content of any of the MyAccount site to any other person unless that person accepts all obligations under these Terms and Conditions. Any copyright owner consent may be revoked at any time, and such consent does not include consent to republish MyAccount site information on any other Internet, Intranet or Extranet site or to incorporate the information in any other database or compilation, unless expressly given in writing. Any other use of the content of the MyAccount site is strictly prohibited.

22.           TRADEMARKS: MyAccount, MyAccount and other MyAccount graphics, logos and service marks are trademarks of the General Electric Company.  Such may not be copied, imitated or used, in whole or part, without the prior written consent of the General Electric Company.  All other trademarks, service marks, logos, certification marks, collective marks or trade dress, including MyAccount (collectively “Trademarks”) appearing in the MyAccount site are the property of Lender or its Affiliates, business providers or service providers. No such Trademarks may be copied, imitated, or used, in whole or in part, without prior written permission of the owner of the relevant Trademark. All page headers, custom graphics, button icons, and scripts are Trademarks owned by Lender or its Affiliates, business partners or service providers which may not be copied, imitated, or used, in whole or in part, without the relevant owner’s prior written permission. No rights to use any Trademarks are granted under these Terms and Conditions. Certain company names and products mentioned on the MyAccount site may be claimed as Trademarks by

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their respective owners, who may not be affiliated with Lender its Affiliates, business partners or service providers.

23.           RESERVATION OF RIGHTS: Lender and its Affiliates’ products, services, methods and processes may be covered by one or more patents or other statutory intellectual property rights, and are subject to trade secret and other proprietary rights. Lender and its Affiliates reserve all such rights.

24.           FOR U.S. USERS ONLY: Access to the MyAccount service is open only to United States corporations, partnerships, limited liability companies and business trusts only which are borrowers of certain of Lender’s businesses.  The MyAccount site is controlled, operated and administrated from Lender’s offices within the United States.  Lender makes no representation that any materials contained on the MyAccount site or features provided on or through the site or otherwise by Lender are appropriate or permitted in all locations, or for use by all borrowers. Those who access the MyAccount site from other jurisdictions are responsible for their compliance with local laws.

25.           LANGUAGE:  Each Borrower and Lender acknowledge that each has requested that these Terms and Conditions, all ancillary documents and the MyAccount site be drawn up in the English language only.

26.           GENERAL:  These Terms and Conditions constitute the entire agreement between Lender and you with respect to each Borrower’s use of the MyAccount site and service, and supersede all prior or contemporaneous agreements, with respect to the subject matter hereof. No modification of these Terms and Conditions shall be effective unless signed by an officer of Lender or posted by Lender on the MyAccount site. These Terms and Conditions are not intended to alter the terms or conditions of any other agreement any Borrower may have with Lender to the extent that those agreements govern issues other than such Borrower’s use of the MyAccount site and service.  Lender may assign its rights and obligations under these Terms and Conditions but no Borrower may.  Any cause of action any Borrower may have with respect to Borrower’s use of the MyAccount service or which is the subject of these Terms and Conditions must be commenced within one (1) year after the claim or cause of action arises. Any waiver of any rights of either party must be in writing, signed by the waiving party, and any such waiver shall not operate as a waiver of any future breach of these Terms and Conditions. The language in these Terms and Conditions shall be interpreted as to its fair meaning and not strictly for or against either party. If for any reason a court of competent jurisdiction finds any provision of these Terms and Conditions or portion thereof to be unenforceable, that provision shall be enforced to the maximum extent permissible so as to effect the intent of these Terms and Conditions, and the remainder of these Terms and Conditions shall continue in full force and effect.

27.           GOVERNING LAW:  These Terms and Conditions shall be governed by and construed in accordance with the substantive law of the State of New York, without regard to conflict of laws provisions. You agree that the exclusive jurisdiction and venue for any action arising out of or relating to the MyAccount site or the Materials, each Borrower’s use of the MyAccount site, or these Terms and Conditions shall be in the state or federal courts in New York

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City, New York, and you agree to be subject to jurisdiction in such courts for purposes of such actions. You waive all rights to a jury trial.

28.           ACCEPTANCE:  You may accept the Terms and Conditions by clicking on the “Accept” button on the Legal Notice page. Your action in clicking on that button signifies that you agree to be bound by these Terms and Conditions. Such acceptance and agreement shall be deemed to be as effective as if execution of the Terms and Conditions were by a written signature performed manually by you, and these Terms and Conditions shall be deemed to satisfy any writing requirements of any applicable law. Our electronic or other properly stored copy of these Terms and Conditions shall be deemed to be the true, complete, valid, authentic and enforceable copy of these Terms and Conditions and you agree not to contest the admissibility or enforceability of these Terms and Conditions in a court for any proceedings arising out of these Terms and Conditions or use of the MyAccount site.

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ANNEX XII

BORROWING BASE

“Borrowing Base” means, on any date, an amount equal to (a) a dollar amount equal to up to eighty-five percent (85%) of the aggregate Outstanding Balance of Qualified Accounts subject to Liquidity Factors less (b) Reserves established by Lender at such time.

“Liquidity Factors” means percentages applied to reduce the Outstanding Balance of Qualified Accounts by payor class based upon such Credit Party’s actual recent collection history for each such payor class in a manner consistent with Lender’s underwriting practices and procedures.  Lender may adjust such Liquidity Factors throughout the Term in the exercise of its sole discretion.

“Outstanding Balance” means, with respect to any Account, and as of any date of determination thereof, the amount equal to the book value of such Account minus (without duplication) (a) all cash collections, co-payments and other Proceeds of such Account received thereunder, (b) all discounts or other modifications that reduce the amount due on such Account, and (c) any reduction resulting from the application of Liquidity Factors to such Account, all as determined by Lender in its sole discretion consistent with its underwriting practices and procedures.

“Qualified Account” means an Account of Clarient and Clarient Diagnostic, or portion thereof, generated in the ordinary course of any such Borrower’s business that Lender, in its sole credit judgment, deems to be qualified for inclusion in the Borrowing Base.  Without limiting the generality of the foregoing, no Account shall be a Qualified Account if:

the Account or any portion of the Account is payable by an individual beneficiary, recipient or subscriber individually and not directly to any such Borrower by a Third Party Payor or Client Bill Payor;

34.           the Account remains unpaid more than one hundred twenty (120) days past the original claim or invoice date (but in no event more than one hundred fifty (150) days after the applicable Medical Services have been rendered);

35.           the Account is subject to any defense, set-off, recoupment, counterclaim, deduction, discount, credit, chargeback, freight claim, allowance, or adjustment of any kind, but only to the extent of any such defense, set-off, recoupment, counterclaim, deduction, discount, credit, chargeback, freight claim, allowance, or adjustment;

36.           if the Account arises from the sale of goods by any such Borrower, (i) the sale was not an absolute sale, (ii) the sale was made on consignment or on approval or on a sale-or-return or bill-and-hold basis, (iii) the sale was made subject to any other repurchase or return agreement, (iv) the goods sold and giving rise the Account have not been shipped to the Account Debtor or its designee, or (v) any part of any goods sold and giving rise to the Account has been returned, rejected, lost, or damaged;

37.           if the Account arises from the performance of Medical Services, the Medical Services have not actually been performed or the Medical Services were undertaken in violation of any law;

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38.           the Account is subject to a Lien (other than the Lien in favor of Lender);

39.           any Credit Party knows or should have known of the bankruptcy, receivership, reorganization, or insolvency of the Account Debtor;

40.           the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment;

41.           the Account is an Account of an Account Debtor having its principal place of business or executive office outside the United States or is payable in other than U.S. dollars;

42.           the Account Debtor is an Affiliate of either such Borrower;

43.           more than twenty percent (20%) of the aggregate balance of all Accounts owing from the Account Debtor obligated on the Account are outstanding more than one hundred twenty (120) days past their invoice date;

44.           fifty percent (50%) or more of the aggregate unpaid Accounts from any single Account Debtor are not deemed Qualified Accounts under this Agreement;

45.           to the extent that the total unpaid Accounts of the Account Debtor, except for a Government Payor, exceed twenty percent (20%) of the net amount of all Qualified Accounts (including Government Payors), the balance of such Qualified Accounts in excess of such percentage;

46.           any covenant, representation or warranty contained in Section 4.21 of the Loan Agreement with respect to such Account has been breached;

47.           the Account has not been billed; or

48.           the Account fails to meet such other specifications and requirements which may from time to time be established by Lender.

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